Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           CAPITAL TITLE GROUP, INC.,

                              NATIONS HOLDING GROUP

                                       AND

                           CTG ONE MERGER CORPORATION

                               DATED JUNE 11, 2002
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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into as of June 11, 2002, by and among CAPITAL TITLE GROUP, INC., a Delaware corporation ("CAPITAL") CTG ONE MERGER CORPORATION, a California corporation ("MERGER SUB"), and NATIONS HOLDING GROUP, a California corporation ("NHG"). Capital, Merger Sub and NHG are sometimes referred to collectively herein as the "Parties," and sometimes individually as a "Party."

                                    RECITALS:

     A. The respective boards of directors of the Merger Sub and NHG have determined that it is advisable to consummate the merger described in Section 2 (the "MERGER"), as a result of which all of the outstanding common stock of NHG will be converted into the right to receive the Merger Consideration and NHG will be wholly owned directly or indirectly by Capital, all on the terms and subject to the conditions set forth in this Agreement.

     B. Capital and NHG believe that this Agreement and the transactions contemplated herein are in their respective best interests and the best interests of their respective shareholders.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     DEFINITIONS

     "ACTUAL CLOSING NET WORTH" means NHG's net worth determined as of the Closing Date in accordance with GAAP, and based upon NHG's unaudited consolidated balance sheet as of the end of the month preceding the Closing Date adjusted to reflect any changes (if any) required under Section 3(b)(i) hereof.

     "ACTUAL DEPOSIT" has the meaning set forth in Section 6(a) below.

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, in each case net of (a) any insurance recoveries (except to the extent such recoveries increase the cost of insurance, through retrospective adjustments or otherwise), and (b) any Tax benefit, after taking into account any Tax detriment of any indemnity.

     "AFFILIATE" means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

     "ARBITER" has the meaning set forth in Section 14(f) below.

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     "AUDITORS" has the meaning set forth in Section 3(b)(ii) below.

     "AUDITOR'S REPORT" has the meaning set forth in Section 3(b)(ii) below.

     "BUSINESS DAY(S)" means any Day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of California.

     "CALIFORNIA CONTROLLER CLAIM" has the meaning set forth in Section 8(i)(iii) below.

     "CALIFORNIA LAW" has the meaning set forth in Section 3(f) below.

     "CAPITAL" has the meaning set forth in the preface above.

     "CAPITAL COMMON STOCK" means shares of Capital Common Stock, $0.001 par value, per share.

     "CAPITAL DISCLOSURE SCHEDULE" has the meaning set forth in Section 9 hereof.

     "CAPITAL PREFERRED STOCK" means the shares of Capital Series A Preferred Stock, $.001 par value per share, having the rights, preferences and privileges as set forth in the Certificate of Designations attached hereto as EXHIBIT A.

     "CAPITAL SEC REPORTS" means Capital's Annual Report on Form 10-K for the year ended December 31, 2001, all proxy statements relating to Capital's meetings of stockholders (whether annual or special) held (or to be held) after January 1, 2002, all other reports or registration statements filed by Capital with the SEC after January 1, 2002, and all amendments and supplements to all such reports and registration statements filed by Capital with the SEC.

     "CASH CONSIDERATION" has the meaning set forth in Section 3(a)(i) below, as the same may be adjusted pursuant to Section 3(b) below.

     "CLOSING" has the meaning set forth in Section 2(c) below.

     "CLOSING DATE" has the meaning set forth in Section 2(c) below.

     "CLOSING DEADLINE" means the date that is the earlier of (A) five (5) days after receipt of the Requisite Regulatory Approvals, or (B) October 31, 2002 (the "ORIGINAL DEADLINE"), or (if this Agreement is extended under Section 2(c)(i) hereof) the date that is the earlier of (1) five (5) days after receipt of the Requisite Regulatory Approvals, or (2) February 10, 2003, or as either such date may be extended under Section 3(b) hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONSTITUENT CORPORATION" has the meaning set forth in Section 2(b) below.

     "DAY" means a calendar day.

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     "DEPOSITS" means the Initial Deposit and the Second Deposit, collectively.

     "DEPOSIT ESCROW AGENT" means Comerica Bank acting as the same under the Deposit Escrow Agreement.

     "DEPOSIT ESCROW AGREEMENT" means that certain Deposit Escrow Agreement, dated as of even date herewith, by and among Capital, NHG and the Deposit Escrow Agent, a copy of which is attached hereto as EXHIBIT B.

     "DISSENTING SHARES" has the meaning set forth in Section 3(f) below.

     "EFFECTIVE TIME" has the meaning set forth in Section 2(c) below.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PAYMENTS" has the meaning set forth in Section 10(h) below.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

     "ENDORSED NHG STOCK CERTIFICATES" has the meaning set forth in Section 3(d) below.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW CLAIMS" has the meaning set forth in Section 8(i) below.

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     "EXISTING NHG ACTIONS" has the meaning set forth in Section 8(i) below.

     "EXISTING TITLE CLAIMS" has the meaning set forth in Section 8(i) below.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 8(g) below.

     "GAAP" means, at any particular time, generally accepted accounting principles, consistently applied on a going concern basis without regard to the pendency of the transactions contemplated hereby and using audit scope and materiality standards used in the past and, with respect to interim financial statements, subject to normal year-end adjustments.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 14(e) below.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 14(e) below.

     "INDEMNITY ESCROW AGENT" means Comerica Bank acting as the same under the Indemnity Escrow Agreement.

     "INDEMNITY ESCROW AGREEMENT" means an agreement substantially in the form attached hereto as EXHIBIT C by and among the parties called for therein.

     "INITIAL DEPOSIT" has the meaning set forth in Section 4(a) below.

     "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, knowhow, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LIQUIDATED DAMAGES EVENT" has the meaning set forth in Section 4(a) below.

     "MATERIAL ADVERSE EFFECT" means any event, effect, development, occurrence or circumstance, individually or when taken together with all other such events, effects, developments, occurrences or circumstances, causing, resulting in or having a material adverse effect on (a) the business, assets, business relationships, properties, condition (financial or otherwise), results of

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operations  or  prospects  of (as the case may be) NHG and the NHG  Subsidiaries
(taken as a whole) or Capital and its Subsidiaries (taken as a whole), or their respective legal right or authorization to continue to operate their respective business, or (b) the legal ability of the Parties to consummate the transactions contemplated by this Agreement (determined in Capital's case without regard to any public or private financing it may obtain to consummate the acquisition contemplated herein).

     "MERGER" has the meaning set forth in Recital A above.

     "MERGER CONSIDERATION" has the meaning set forth in Section 3(a)(ii) below.

     "MERGER SUB" has the meaning set forth in the preface above.

     "MOST RECENT AUDITED DATE" has the meaning set forth in Section 8(g) below.

     "MOST  RECENT  FINANCIAL  STATEMENTS"  has the meaning set forth in Section
8(g)

     below.

     "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

     "NHG" has the meaning set forth in the preface above.

     "NHG DISCLOSURE SCHEDULE" has the meaning set forth in Section 8 below.

     "NHG'S KNOWLEDGE" means the actual knowledge of Henri J. Van Hirtum or Jerome M. Smolar, with no implication about the scope of the investigation, if any, that such individuals have conducted into the matters at issue.

     "NHG NET WORTH" has the meaning set forth in Section 3(b)(i) below.

     "NHG SHAREHOLDERS" means the holders of NHG Shares.

     "NHG SHARES" means the common stock, $1.00 par value per share, of NHG.

     "NHG SUBSIDIARIES" means, collectively, United Title Company, United Title Insurance Company, First California Title Company, Shatto Information Systems, Inc., Shatto Exchange Services, Specific Property Inspection; Advantage Software, Inc.; United Title Agency, Inc.; and Prime Star Funding.

     "ORDINARY COURSE OF BUSINESS" means any action taken by a Person but only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such an action is not required to be authorized by the board of directors of such Person; and

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     (c) such action is similar in nature and  magnitude to actions  customarily taken, without any authorization by the board of directors, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "PARTIES" or "PARTY" has the meaning set forth in the preface above.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof), or any other legal entity.

     "POLICIES" has the meaning set forth in Section 8(n) below.

     "PURCHASE PRICE" means the aggregate of the Cash Consideration and the Share Consideration, as the same may be adjusted pursuant to Section 3 hereof.

     "REGISTRATION RIGHTS AGREEMENT" means an agreement substantially in the form attached hereto as EXHIBIT D by and among the parties called for therein.

     "REGULATORY INSURANCE APPROVALS" means the consents or approvals of the California Department of Insurance, the Nevada Department of Business and Industry; Division of Insurance and the Arizona State Banking Department and the Arizona Department of Insurance that either Party is required to obtain to consummate the Merger, which approvals shall in any event include, without limitation, any required approval of the Merger under the California Insurance Code.

     "REQUIRED EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 10(g) below.

     "REQUISITE REGULATORY APPROVALS" has the meaning set forth in Section 12(a)(vi) below.

     "SEC" means the Securities and Exchange Commission.

     "SECOND DEPOSIT" has the meaning set forth in Section 2(c)(i) below.

     "SECTION 13 TERMINATION" has the meaning set forth in Section 13 below.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's and similar liens for debts not yet due and payable, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase-money liens and liens securing rental

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payments  under capital lease  arrangements,  and (d) other liens arising in the
Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SHARE CONSIDERATION" has the meaning set forth in Section 3(a)(ii) below.

     "SHAREHOLDERS' ATTORNEY-IN-FACT" has the meaning set forth in Section 2(c)(ii) below.

     "SMOLAR EMPLOYMENT AGREEMENT" has the meaning set forth in Section 10(f) below.

     "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or contribution of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "THIRD PARTY CLAIM" has the meaning set forth in Section 14(e) below.

     "TITLE CLAIMS" has the meaning set forth in Section 8(i) below.

     "UNDISBURSED INITIAL DEPOSIT" has the meaning set forth in Section 4(a) below.

     "UNDISBURSED SECOND DEPOSIT" has the meaning set forth in Section 4(b) below.

     "VAN HIRTUM EMPLOYMENT AGREEMENT" has the meaning set forth in Section 10(g) below.

     "WARRANTS" has the meaning set forth in Section 3(a)(ii) below.

     THE MERGER.

     The respective boards of directors of Capital, Merger Sub and NHG have, by resolutions duly adopted, approved the following provisions of this Section 2 as the plan of merger required by the laws of the State of California in connection with the Merger:

     (A) THE MERGER. At the Effective Time (as defined in Section 2(c)), in accordance with this Agreement and applicable law, NHG shall be merged with and into the Merger Sub, the separate existence of NHG (except as

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          may be continued by operation of law) shall cease,  and the Merger Sub shall continue as the surviving corporation under the name "Nations Holding Group" as provided in the amended Articles of Incorporation of the Merger Sub pursuant to Section 2(d) of this Agreement. The Merger Sub, in its capacity as the corporation surviving the Merger, sometimes is referred to herein as the "SURVIVING CORPORATION".

     (B) EFFECT OF THE MERGER. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, as well of a public or a private nature, of each of the Merger Sub and NHG (collectively, the "CONSTITUENT CORPORATIONS"); all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the Surviving Corporation shall be responsible and liable for all liabilities and obligations of each of the Constituent Corporations.

     (C) CONSUMMATION OF THE MERGER; CLOSING. Subject to the satisfaction or waiver of all of the conditions set forth in Section 12 below, the consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the principal executive offices of NHG in Los Angeles, California at 10:00 a.m. on a date and time to be mutually agreed upon by Capital and NHG, which date shall be no later than the Closing Deadline (as defined in Section 1). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." On the Closing Date, the Parties hereto will cause articles of merger relating to the Merger to be delivered to the Secretary of State of the State of California in such form as required by, and executed in accordance with, the relevant provisions of applicable law. The Merger shall be effective at such time as such articles of merger are duly filed with and accepted by the Secretary of State of the State of California in accordance with applicable law (the "EFFECTIVE TIME").

          (i) CLOSING DEADLINE AND EXTENSION THEREOF. If the Closing Date has not occurred on or before the Closing Deadline, this Agreement shall automatically terminate and expire on the Closing Deadline, subject to Sections 6 and 7 herein and to each Party's rights and remedies arising from a pre-termination or pre-expiration breach hereunder by the other Party; provided, however, if, on the Original Deadline, the Closing has not occurred for any reason (other than a breach by Capital of its obligations hereunder), Capital may extend the Closing Deadline to the date that is the earlier of (A) five (5) days after the receipt of the Requisite Regulatory Approvals, or (B) February 10, 2003, by giving written notice of such extension to NHG on or before the Original Deadline and by depositing with the Deposit Escrow Agent no later than one (1) Business Day following the Original Deadline TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) in cash (including any interest, earnings or distributions thereon, collectively, the

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               "SECOND  DEPOSIT"),  which shall belong to whomever is ultimately entitled to the Second Deposit.

          (ii) POST-CLOSING ATTORNEY-IN-FACT OF NHG SHAREHOLDERS. Prior to the Closing, the NHG Shareholders holding a majority of the issued and outstanding capital shares of NHG shall irrevocably appoint an individual or an entity (the "SHAREHOLDERS' ATTORNEY-IN-FACT") to act as the NHG Shareholders' attorney-in-fact for the purpose of (among other things) representing the NHG Shareholders in the NHG Shareholders' post-Closing dealings with Capital and the Indemnity Escrow Agent. On or prior to the Closing, NHG shall provide Capital with written documentation evidencing such appointment in form and substance reasonably acceptable to Capital. After the Closing, Capital shall be entitled to rely on the authority of the Shareholders' Attorney-in-Fact to act for, in the name or on behalf of the NHG Shareholders as attorney-in-fact for the NHG Shareholders in connection with all post-Closing matters pertaining to this Agreement or the Indemnity Escrow Agreement. Accordingly, whenever post-Closing actions, notices, approvals, consents are required by, for, to or from the NHG Shareholders, the Parties understand and agree that the NHG Shareholders shall be acting through the Shareholders' Attorney-in-Fact.

          (D) ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time shall be the Articles of Incorporation (except that such Articles of Incorporation shall be amended as set forth in EXHIBIT E attached hereto) and Bylaws (except that such Bylaws shall be amended as set forth in EXHIBIT E attached hereto) of the Surviving Corporation immediately after the Effective Time and shall thereafter continue to be its Articles of Incorporation and Bylaws until amended as provided therein and under the applicable law. The directors of the Merger Sub holding office immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time. Subject to Section 12(b)(xi), the officers of NHG holding office immediately prior to the Effective Time shall be the officers (holding the same offices as they held with NHG) of the Surviving Corporation immediately after the Effective Time.

     CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.

          (E) CONVERSION OF SECURITIES. Subject to Section 3(b), Section 3(d)(ii) and Section 3(f), at the Effective Time, the following events shall occur by virtue of the Merger and without any action on the part of the Merger Sub, NHG or the holder of any of the following securities:

          (i) Each of the NHG Shares issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Sections 3(a)(ii) and 3(a)(iii), and other than as provided in
               Section  3(f))  shall,  without  any  action  on the  part of the

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               holders  thereof,  automatically be canceled and extinguished and be converted into and become a right to receive a pro-rata portion of SEVENTEEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS
               ($17,850,000)    in   cash,    without    interest   (the   "CASH
               CONSIDERATION").

          (ii) THREE HUNDRED EIGHTY-FIVE THOUSAND SEVENTY-FIVE (385,075) of the NHG Shares issued and outstanding, and held by FinWest Group, immediately prior to the Effective Time, shall, without any action on the part of the holder thereof, automatically be canceled and extinguished and be converted into and become a right to receive ONE HUNDRED SEVENTY-ONE THOUSAND FIVE HUNDRED (171,500) shares of Capital Preferred Stock (the "SHARE CONSIDERATION"), plus warrants to purchase THREE HUNDRED THOUSAND (300,000) shares of Capital Common Stock (the "WARRANTS"). The Warrants shall have an exercise price equal to the average of the last reported sale prices of the Capital Common Stock for the twenty-one (21) consecutive trading days ending on the trading day prior to the Closing Date. The Warrants shall expire on the date that is five (5) years from the Closing Date; provided, however, that the Warrants shall expire at such earlier date as any third party acquires beneficial ownership of a majority of the issued and outstanding capital stock of Capital, or all or
               substantially   all  of  the   assets   of   Capital.   The  Cash
               Consideration, the Share Consideration and the Warrants are hereinafter collectively referred to as the "MERGER CONSIDERATION." The Warrants shall be in the form attached hereto as EXHIBIT F.

         (iii) Each of the NHG Shares issued and outstanding immediately prior to the Effective Time and held in the treasury of NHG or owned by Capital or the Merger Sub shall automatically be canceled and extinguished and no payment shall be made with respect thereto.

          (iv) Each share of Merger Sub Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

     (F) PURCHASE PRICE ADJUSTMENT. The Purchase Price shall be subject to the following adjustments:

          (i) NET WORTH CLOSING ADJUSTMENT. The Purchase Price is based upon NHG's total stockholders' equity of SEVENTEEN MILLION SIX HUNDRED THIRTY-SIX THOUSAND EIGHT HUNDRED ELEVEN ($17,636,811) as of December 31, 2001 ("NHG NET WORTH") (determined in accordance with GAAP). Accordingly, the Purchase Price shall be (A) reduced by fifty percent (50%) of the amount (if any) by which the NHG Net Worth exceeds NHG's Actual Closing Net Worth, or (B) increased by fifty percent (50%) of the amount (if any) by which

               NHG's Actual Closing Net Worth exceeds the NHG Net Worth. Any increase or decrease in the Purchase Price as contemplated by this Section 3(b) shall be effected as follows: (i) the Cash Consideration shall be increased or decreased, as applicable, by fifty-one percent (51%) of the amount of such increase or decrease in the Purchase Price; and (ii) the Share Consideration shall be increased or decreased, as applicable, by the number of shares of Capital Preferred Stock having a liquidation preference equal to forty-nine percent (49%) of the amount of such increase or decrease in the Purchase Price. Prior to the Closing, Capital shall have the right to review NHG's books and records and other data supporting NHG's calculation of the Actual Closing Net Worth and to participate in NHG's calculation thereof. If after review and consultation with NHG, Capital reasonably believes that NHG's calculation of the Actual Closing Net Worth overstates the correct amount, the Parties shall, as soon as possible (but in any event within thirty (30) days), consult with the Auditors concerning their respective calculations of the Actual Closing Net Worth, and obtain from the Auditors (at the Parties' mutual expense) the Auditors' good faith unaudited estimate of the Actual Closing Net Worth. The Closing Deadline shall be extended if (and only to the extent) necessary to accommodate such a thirty (30) day period plus five (5) additional days thereafter to effect the Closing. If, for any reason, the Parties are unable to obtain such a good faith estimate from the Auditors, the cash and the Capital Preferred Stock to be deposited with the Indemnity Escrow Agent upon the Closing (the "INDEMNITY ESCROW DEPOSIT") shall be increased by fifty percent (50%) of the difference between the Parties' two calculations of the Actual Closing Net Worth. If the Parties do obtain such an estimate from the Auditors, and if the difference between (Y) NHG's calculation of the Actual Closing Net Worth and (Z) the sum of the Auditors' estimate is a positive number, the Indemnity Escrow Deposit shall be increased by an amount equal to fifty percent (50%) of that positive number. Any such increase in the Indemnity Escrow Deposit shall be made fifty-one percent (51%) in cash and the balance in shares of Capital Preferred Stock having a liquidation value equal to forty-nine percent (49%) of such increase. Except to the extent, if any, that any of the three preceding sentences apply, the Parties' respective rights and obligations with respect to the Closing and otherwise hereunder shall remain unchanged and in full force and effect.

          (ii) POST-CLOSING ADJUSTMENT-PARTY'S ELECTION. A post-Closing adjustment to the Purchase Price shall be made under this Section 3(b)(ii) in accordance with the Auditor's Report (defined below) if, but only if, either Capital or the Shareholders' Attorney-in-Fact, in its discretion, engages KPMG Peat Marwick, LLP (the "AUDITORS"), independent certified public accountants, and notifies the other Party of such engagement, within five (5) days after the Closing, to conduct an audit of NHG's Actual Net Worth. The Party electing to have such an audit shall pay the cost thereof. The audit shall close off the field work for such audit at the date which is fifteen (15) days before the issuance of the Auditor's Report (defined below), but no later than sixty
               (60) days after the Closing. As soon as reasonably possible after the Closing, but in any event within seventy-five (75) days after the Closing, the Auditors will deliver to Capital and the Shareholder's Attorney-in-Fact a closing balance sheet and related report ("AUDITOR'S REPORT") based on the audit stating NHG's Actual Net Worth, as the same was (or should have been) reflected on the books of NHG as of the Closing. The nonelecting Party, if it so elects, shall have the right to have independent certified public accountants of its choosing (and at its sole cost and expense) observe the audit to be conducted by the Auditors and to inspect the work papers generated in the preparation of the Auditor's Report.

          Following receipt of the Auditor's Report, Capital and the Shareholders' Attorney-in-Fact will be afforded a period of five (5) days to review the Auditor's Report. At or before the end of that period, Capital and the Shareholders' Attorney-in-Fact will either (A) accept the Auditor's Report in its entirety, in which case NHG's Actual Closing Net Worth will be deemed to be as set forth in the Auditor's Report, or (B) deliver to the other Party and the Auditors written notice and a detailed written explanation of those items in the Auditor's Report which the notifying Party disputes. Within a further period of five (5) days from the end of the aforementioned review period, each of Capital and the Shareholders' Attorney-in-Fact will attempt to resolve in good faith any disputed items. Failing such resolution, the unresolved disputed items will be referred for final binding resolution to a second nationally recognized firm of independent certified public accountants mutually acceptable to Capital and the Shareholders' Attorney-in-Fact. The decision of such second firm will be nonappealable and incontestable by either Capital or Shareholders' Attorney-in-Fact and will not be subject to collateral attack for any reason. For purposes of the final determination of the Purchase Price, NHG's Actual Closing Net Worth means NHG's Actual Closing Net Worth reflected in the Auditor' Report, as the same may be adjusted to reflect all disputed items as finally resolved pursuant to this Section 3(b)(ii). Each Party agrees to take such actions, including, without limitation, issuing written instructions to the Indemnity Escrow Agent, as may be necessary or advisable to cause any amount of the Indemnity Escrow Deposit required to be returned to Capital as the result of any Purchase Price adjustment pursuant to this Section 3(b) to be immediately released and delivered to Capital by the Indemnity Escrow Agent.

         (iii) CERTAIN PAYMENTS TO CERTAIN EMPLOYEES AT CLOSING. The amount, if any, of the Employee Payments shall be withheld from the Cash Consideration to be distributed to each NHG Shareholder in an amount equal to such NHG Shareholder's percentage ownership interest in the NHG Shares and shall be applied in accordance with Section 10(h) hereof.

     (G) CLOSING OF NHG TRANSFER BOOKS. At the Effective Time, the stock transfer books of NHG shall be closed and no transfer of shares of NHG Shares issued and outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, valid certificates previously representing such shares are presented to the Surviving Corporation or Capital, they shall be exchanged as provided in Section 2(d).

     (H)  EXCHANGE OF CERTIFICATES.

          (i) Upon the surrender and exchange of a stock certificate representing shares of NHG Shares, each NHG Shareholder shall be entitled to receive the respective Merger Consideration to which such Person is entitled pursuant to Section 3(a), and the certificate(s) theretofore representing shares of NHG Shares shall forthwith be canceled. At the Closing, NHG shall deliver to Capital whatever stock certificates evidencing NHG shares that NHG may have been able to obtain prior to the Closing, each in form suitable for transfer, endorsed in blank or with executed blank stock transfer powers ("ENDORSED NHG STOCK CERTIFICATES"), along with stock book, stock transfer, ledger, minute book and any corporate seal of NHG, and Capital shall deliver to the Shareholders' Attorney-in-Fact (A) bank cashier's checks made payable to each NHG Shareholder who is entitled to receive Cash Consideration at the Closing and whose Endorsed NGH Stock Certificate has been delivered to Capital at the Closing, such checks to be in such cash amounts as such NHG Shareholders may be entitled to based upon the number of NHG Shares evidenced by their Endorsed NGH Stock Certificates delivered to Capital at the Closing, and (B) a stock certificate or certificates evidencing the Share Consideration in exchange for the delivery at the Closing of all FinWest Group's Endorsed NHG Stock Certificates. In the event that any stock certificates evidencing NHG Shares (other than the stock certificates of FinWest Group) are not delivered to Capital at the Closing, Capital shall at the Closing deliver the Cash Consideration owing on such NHG Shares to the Indemnity Escrow Agent for delivery to the Shareholders' Attorney-in-Fact upon delivery to the Indemnity Escrow Agent of such Endorsed NHG Stock Certificates not delivered to Capital at the Closing, all in accordance with the terms of the Indemnity Escrow Agreement, which Agreement shall (if and to the extent necessary) be amended to provide for the exchange of Cash Consideration for Endorsed NHG Stock Certificates not delivered at the Closing through the indemnity escrow. Until surrendered and exchanged as provided above, each certificate theretofore representing shares of NHG Shares shall represent solely the right to receive the Merger Consideration, and the NHG Shareholder thereof shall have no right to receive the Merger Consideration to which such Shareholder otherwise would be entitled; provided that at and after the Closing customary procedures allowing for payment against lost or destroyed NHG stock certificates against receipt of customary and appropriate certifications and indemnities shall be honored by Capital and/or the Indemnity Escrow Agent (as the case may be). All certificates of Capital Preferred Stock issued pursuant hereto, shall bear the following legend:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, and have been taken for investment purposes only and not with a view to the distribution thereof, and, except as stated in an agreement between the holder of this certificate, or its predecessor in interest, and the issuer corporation, such securities may not be sold or transferred unless there is an effective registration statement under said Act covering such securities or such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act."

          (ii) No fractional shares of Capital Preferred Stock shall be issued in connection with the Merger, including but not limited to, any shares issued as a result of an adjustment as provided in Section 3(b)(i), and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any fractional share interest in Capital Preferred Stock which a holder of NHG Shares would otherwise be entitled to receive in the Merger (after aggregating all fractional shares of Capital Preferred Stock that would otherwise be issuable to such holder) shall be rounded up to the nearest whole share if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share if such fraction is less than 0.5.

     (I) TAKING OF NECESSARY ACTION; FURTHER ACTION. Capital and the Merger Sub, on the one hand, and NHG, on the other hand, shall use all reasonable efforts to take all such action (including, without limitation, action to cause the satisfaction of the conditions of the other to effect the Merger) as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full possession of all the rights, privileges, immunities and franchises of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

     (J)  DISSENTING SHAREHOLDERS.

          (i) Notwithstanding anything to the contrary contained in this Agreement, any NHG Shares that, as of the Effective Time, are or may become entitled to exercise statutory appraisal rights under Chapter 1300 of the California General Corporation Law (the "CALIFORNIA LAW") (such shares being referred to herein as "DISSENTING SHARES") shall not be converted into or represent the right to receive the Merger Consideration in accordance with Section 3, and the holder or holders of such Dissenting Shares shall be entitled only to such rights as may be granted to such holder or holders under applicable California Law; PROVIDED, HOWEVER, that if the status of any such Dissenting Shares as "dissenting shares" shall not be perfected, or if any such Dissenting Shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such Dissenting Shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such Dissenting Shares) the Merger Consideration in accordance with Section 3.

          (ii) NHG shall give Capital (A) prompt notice of any written demand received by NHG prior to the Effective Time to require NHG to purchase shares of capital stock of NHG pursuant to California Law and of any other demand, notice or instrument delivered to NHG prior to the Effective Time pursuant to the California Law, and (B) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. NHG shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Capital shall have consented in writing to such payment or settlement offer.

     (K) STOCK OPTIONS; WARRANTS. At the Effective Time, all options and warrants to purchase, or any other securities redeemable, convertible or otherwise transferable into, capital stock of NHG shall be canceled and/or terminated without any continuing obligation or liability on the part of NHG, NHG Subsidiaries, Capital, Capital's Subsidiaries or the Surviving Corporation with respect thereto.

     DEPOSITS BY CAPITAL; CREDITS AGAINST MERGER CONSIDERATION.

     (L) INITIAL DEPOSIT. Concurrently herewith, Capital shall deliver to the Deposit Escrow Agent ONE MILLION DOLLARS ($1,000,000) in cash (including any interest, earnings or distributions thereon, collectively, the "INITIAL DEPOSIT"), which shall belong to whomever is ultimately entitled to the Initial Deposit. Each Party shall take such actions, including, without limitation, issuing written instructions to the Deposit Escrow Agent, as may be necessary or advisable to cause the Initial Deposit to be immediately released and delivered to NHG by the Deposit Escrow Agent upon the date that a Liquidated Damages Event occurs. As used herein, a "LIQUIDATED DAMAGES EVENT" means any expiration or termination of this Agreement for any reason, other than a failure of the condition in Section 12(b)(i) hereof, a Section 13 Termination or either Party's failure to obtain the Regulatory Insurance Approvals despite their best efforts to do so; provided, however, that to the extent that the Initial Deposit (or any portion thereof) has not been released and delivered to NHG prior to the Closing (the "UNDISBURSED INITIAL Deposit"), the Undisbursed Initial Deposit shall be released and delivered to the NHG Shareholders at the Closing (if any) according to the terms of Sections 2 and 3 of this Agreement and shall be credited against the Cash Consideration on a dollar-for-dollar basis. All or any portion of the Initial Deposit that has been delivered to NHG prior to the Closing shall also be so credited against the Cash Consideration at the Closing. Any disposition of the Initial Deposit (or any portion thereof) pursuant to this Section 4(a) shall not prejudice any rights or remedies which the Parties may otherwise have pursuant to this Agreement. If the agreement expires or is terminated for any reason other than a Liquidated Damages Event, each Party agrees to take such actions, including, without limitation, issuing written instructions to the Deposit Escrow Agent, as may be necessary or advisable to cause the Initial Deposit to be immediately released and delivered to Capital by the Deposit Escrow Agent.

     (M)  SECOND DEPOSIT. If Capital extends the Closing Deadline as provided in
          Section 2(c)(i) above, Capital  ---------------  shall make the Second
          Deposit as provided in Section 2(c)(i) above. Each Party shall take such actions, including, without limitation, issuing written instructions to the Deposit Escrow Agent, as may be necessary or advisable to cause the Second Deposit to be immediately released and delivered to NHG upon the date that a Liquidated Damages Event occurs; provided, however, that to the extent that the Second Deposit (or any portion thereof) has not been released and delivered to NHG prior to the Closing (the "UNDISBURSED SECOND DEPOSIT"), the Undisbursed Second Deposit shall be released and delivered to the NHG Shareholders at the Closing (if any) and shall be credited against the Cash Consideration on a dollar-for-dollar basis. All or any portion of the Second Deposit that has been delivered to NHG prior to the Closing shall also be so credited against the Cash Consideration at the Closing. Any disposition of the Second Deposit (or any portion thereof) pursuant to this Section 4(b) shall not prejudice any rights or remedies which the Parties may otherwise have pursuant to this Agreement. If the agreement expires or is terminated for any reason other than a Liquidated Damages Event, each Party agrees to take such actions, including, without limitation, issuing written instructions to the Deposit Escrow Agent, as may be necessary or advisable to cause the Second Deposit to be immediately released and delivered to Capital by the Deposit Escrow Agent.

     [THIS SECTION INTENTIONALLY LEFT BLANK.]

     LIQUIDATED DAMAGES.

     (N) DEFINITION. AS USED HEREIN, THE LIQUIDATED DAMAGES AMOUNT SHALL EQUAL THE CASH COMPRISING THE INITIAL DEPOSIT AND THE CASH COMPRISING THE SECOND DEPOSIT (IF ANY IS MADE) (COLLECTIVELY, THE "ACTUAL DEPOSIT").

     (O) LIQUIDATED DAMAGES CALCULATION. THE PARTIES AGREE THAT IN THE EVENT THAT THE CLOSING FAILS TO OCCUR BY REASON OF A LIQUIDATED DAMAGES EVENT, THE DAMAGES TO NHG WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE, THE LIQUIDATED DAMAGES AMOUNT IS A REASONABLE ESTIMATE OF THE DAMAGES TO NHG, INCLUDING (WITHOUT LIMITATION) COSTS OF NEGOTIATING AND DRAFTING THIS AGREEMENT, DAMAGES TO NHG'S BUSINESS AND EMPLOYEE RELATIONS, COSTS OF SATISFYING CONDITIONS TO CLOSING, OPPORTUNITY COSTS IN KEEPING NHG OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. THE PARTIES AGREE THAT SAID SUM SHALL BE THE SOLE DAMAGES AND THE SOLE AND EXCLUSIVE REMEDY OF NHG, LEGAL, EQUITABLE OR OTHERWISE, WITH RESPECT TO THE FAILURE OF THE CLOSING TO OCCUR DUE TO A LIQUIDATED DAMAGES EVENT.

     (P) NHG'S RIGHTS. WITHOUT LIMITING NHG'S RIGHTS TO PURSUE CAPITAL DIRECTLY FOR CASH EQUAL TO THE LIQUIDATED DAMAGES AMOUNT, NHG SHALL BE ENTITLED TO BE PAID, OUT OF THE ACTUAL DEPOSIT HELD AND/OR PREVIOUSLY DISTRIBUTED TO NHG BY THE DEPOSIT ESCROW AGENT, THE LIQUIDATED DAMAGES AMOUNT TO SATISFY CAPITAL'S OBLIGATION TO PAY LIQUIDATED DAMAGES. IF NHG IS ENTITLED TO COLLECT LIQUIDATED DAMAGES FROM CAPITAL AND ELECTS TO DO SO BY OBTAINING THE LIQUIDATED DAMAGES AMOUNT OUT OF THE ACTUAL DEPOSIT, NHG SHALL RETAIN ALL OR ANY PORTION OF THE ACTUAL DEPOSIT PREVIOUSLY DELIVERED TO NHG, AND THE DEPOSIT ESCROW AGENT SHALL DELIVER THE REMAINDER OF THE LIQUIDATED DAMAGES AMOUNT OUT OF THE BALANCE OF THE ACTUAL DEPOSIT THEN HELD BY THE DEPOSIT ESCROW AGENT IN ACCORDANCE WITH THE FOLLOWING PROCEDURE. NO LATER THAN TEN (10) DAYS AFTER THE CLOSING DEADLINE, NHG SHALL DELIVER TO THE DEPOSIT ESCROW AGENT AND CAPITAL NHG'S AFFIDAVIT STATING UNDER PENALTY OF PERJURY
          THAT THE CLOSING WILL FAIL OR HAS FAILED TO OCCUR BY REASON OF A LIQUIDATED DAMAGES EVENT, AND THAT NHG IS ENTITLED TO THE LIQUIDATED DAMAGES AMOUNT, AND THE DEPOSIT ESCROW AGENT SHALL AUTOMATICALLY, AFTER EXPIRATION OF FIVE (5) DAYS FROM THE DATE OF ITS RECEIPT OF NHG'S AFFIDAVIT, DISBURSE THE BALANCE OF THE LIQUIDATED DAMAGES AMOUNT THEN HELD BY THE DEPOSIT ESCROW AGENT OUT OF THE ACTUAL DEPOSIT TO NHG, UNLESS WITHIN SUCH FIVE (5) DAY PERIOD, CAPITAL DELIVERS TO THE DEPOSIT ESCROW AGENT AND NHG CAPITAL'S AFFIDAVIT STATING UNDER PENALTY OF PERJURY THAT THE CLOSING WILL NOT FAIL OR HAS NOT FAILED TO OCCUR BY REASON OF A LIQUIDATED DAMAGES EVENT, AND THAT NHG IS NOT ENTITLED TO THE LIQUIDATED DAMAGES AMOUNT. IF CAPITAL SO DELIVERS SUCH AFFIDAVIT WITHIN SUCH FIVE (5) DAY PERIOD, THE DEPOSIT ESCROW AGENT SHALL HOLD THE BALANCE OF THE ACTUAL DEPOSIT THEN HELD BY THE DEPOSIT ESCROW AGENT UNTIL IT RECEIVES JOINT INSTRUCTIONS FROM BOTH PARTIES OR EVIDENCE SATISFACTORY TO DEPOSIT ESCROW AGENT OF A FINAL COURT ORDER OR DECREE CONCERNING THE DISPOSITION OF THE ACTUAL DEPOSIT.

     (Q)  SECTION'S  APPLICATION  LIMITATION.  THE FOREGOING  PROVISIONS OF THIS
          SECTION 6 SHALL APPLY ONLY TO A FAILURE OF CAPITAL TO CLOSE THE SALE TRANSACTION CONTEMPLATED HEREBY BY REASON OF A LIQUIDATED DAMAGES

          EVENT, AND SHALL NOT APPLY TO ANY POST-CLOSING REMEDY FOR ANY DEFAULT OR BREACH BY CAPITAL HEREUNDER OR TO ANY LIABILITY THAT NHG MAY INCUR TO THIRD PARTIES BASED UPON ANY DEFAULT OF CAPITAL HEREUNDER, INCLUDING, WITHOUT LIMITATION, CAPITAL'S BREACH OF ANY REPRESENTATION, WARRANTY OR INDEMNIFICATION OBLIGATION HEREUNDER.

     (R) PARTIES' INITIALS. BY PLACING THEIR INITIALS BELOW, CAPITAL AND NHG ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND AND AGREE TO BE BOUND BY THIS LIQUIDATED DAMAGES PROVISION.

CAPITAL'S INITIALS: ____________.    NHG'S INITIALS:___________.

     CLOSING DISPOSITION OF DEPOSITS. Each Party shall instruct the Deposit Escrow Agent to deliver to the NHG Shareholders in accordance with Sections 2 and 3 of this Agreement, at the Closing, the Actual Deposit then held by the Deposit Escrow Agent. Subject to the foregoing sentence and to NHG's rights under Section 6 hereof: (a) upon a termination or expiration of this Agreement, each Party shall instruct the Deposit Escrow Agent to return to Capital the Actual Deposit then held by the Deposit Escrow Agent; and (b) NHG shall return to Capital any portion of the Actual Deposit previously received by NHG.

     REPRESENTATIONS AND WARRANTIES OF NHG.

     NHG represents and warrants to Capital that the statements contained in this Section 8 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule of NHG accompanying this Agreement (the "NHG DISCLOSURE SCHEDULE"). The NHG Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 8 and contain a page number for each page included therein. Except to the extent set forth in the NHG Disclosure Schedule, Capital shall not be deemed for any purpose to have notice of any fact, circumstance, event or condition which might constitute an exception to any representation or warranty of NHG in this Agreement.

     (S) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. NHG and each of the NHG Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated. NHG and each of the NHG Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. NHG and each NHG Subsidiary has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     (T)  CAPITALIZATION. The entire authorized capital stock of NHG consists of
          (i) FIFTY MILLION (50,000,000) shares of voting common stock of which SEVEN HUNDRED SIXTY THOUSAND EIGHT HUNDRED SIXTY-EIGHT (760,868)

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
          shares are issued and outstanding. NHG has no Subsidiaries other than the NHG Subsidiaries. All of the issued and outstanding NHG Shares and all of the issued and outstanding shares of each NHG Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require NHG or any NHG Subsidiary to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock, except for certain options to acquire twenty-five thousand (25,000) shares of NHG common stock held by Jerome Smolar, which options shall be exercised and extinguished at or prior to the Closing. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to NHG or any NHG Subsidiary. The NHG Shares are owned of record as set forth in the NHG Disclosure Statement. All of the NHG Subsidiaries' issued and outstanding shares of capital stock are owned of record and beneficially by NHG, free and clear of any and all liens, claims, encumbrances, security interests, pledges, equities, options, charges and restrictions whatsoever, other than restrictions imposed by federal or state law, including without limitation, securities or insurance laws.

     (U) AUTHORIZATION OF TRANSACTION. Subject to the Requisite Regulatory Approvals, NHG has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to perform its respective obligations hereunder and thereunder. This Agreement constitutes the valid and legally binding obligation of NHG and is enforceable in accordance with its terms.

     (V) NONCONTRAVENTION. Subject to the Requisite Regulatory Approvals, neither the execution and the delivery of this Agreement by NHG, nor the consummation of the transactions contemplated hereby by NHG, will
          (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which NHG or any of the NHG Subsidiaries is subject or any provision of the charter or bylaws of NHG or any of the NHG Subsidiaries, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NHG or any of the NHG Subsidiaries is a party or by which they are bound or to which any of their assets are subject (or result in the imposition of any
          Security Interest upon any of their assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect. Subject to the Requisite Regulatory Approvals, neither NHG nor any of the NHG Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, permit, certificate, registration, consent, approval or order of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or for NHG or the NHG Subsidiaries to continue to operate their respective businesses following the Closing.

     (W) TITLE TO ASSETS. NHG has good and marketable title to the NHG Subsidiaries' Shares, free and clear of all liens, claims, encumbrances, pledges, options and restrictions other than restrictions imposed by federal or state law, including, without limitation, securities or insurance laws. Except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Financial Statements, each of NHG or the NHG Subsidiaries has good and marketable title to or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests.

     (X) CORPORATE COMPLIANCE. None of NHG or the NHG Subsidiaries is in default under, or in violation of, any provision of its charter or bylaws.

     (Y) FINANCIAL STATEMENTS. Attached to Section 8(g) of the NHG Disclosure Schedule are true and correct copies of the following financial statements (collectively, the "FINANCIAL STATEMENTS"): (i) NHG's audited consolidated balance sheets as of December 31, 2001 and 2000 and statements of operations and shareholders' equity and cash flow for the two years (2) ended December 31, 2001 (the "MOST RECENT AUDITED DATE"); and (ii) NHG's unaudited consolidated balance sheets and statements of operations (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the three (3) months ended March 31, 2002. The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of NHG as of such dates and the results of operations of NHG for such periods, and are correct and complete in all material respects.

     (Z) ABSENCE OF MATERIAL ADVERSE CHANGES. Since the Most Recent Audited Date through the date hereof, there have not been any changes in the business, condition (financial or otherwise), operations, title claims, results of operations, properties, assets or prospects of NHG and the NHG Subsidiaries (taken as a whole) which, either individually or in the aggregate, have been or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since the Most Recent Audited Date:

          (i)  none  of  NHG  or  the  NHG   Subsidiaries   has  sold,   leased,
               transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

          (ii) none of NHG or the NHG Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $250,000 or outside the Ordinary Course of Business;

         (iii) no Person (including NHG or any of the NHG Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $250,000 to which NHG or any of the NHG Subsidiaries is a party or by which any of them is bound;

          (iv) none of NHG or the NHG Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) none of NHG or the NHG Subsidiaries has made any capital expenditure (or series of related capital expenditures) either involving more than $250,000 or outside the Ordinary Course of Business;

          (vi) none of NHG or the NHG Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $250,000 or outside the Ordinary Course of Business;

          (vii)none of NHG or the NHG Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $250,000 singly or $250,000 in the aggregate;

          (viii) none of NHG or the NHG Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

          (ix) none of NHG or the NHG Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $250,000 or outside the Ordinary Course of Business;

          (x) none of NHG or the NHG Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property other than such licenses or sublicenses as Advantage Software, Inc. may have granted from time to time in the normal course of its business;

          (xi) there has been no change made or authorized in the charters or bylaws of any of NHG or the NHG Subsidiaries;

         (xii) none of NHG or the NHG Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

        (xiii) none of NHG or the NHG Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its
               capital  stock   (whether  in  cash  or  in  kind)  or  redeemed,
               purchased, or otherwise acquired any of its capital stock;

         (xiv) none  of  NHG  or  the  NHG   Subsidiaries  has  experienced  any
               uninsured physical damage, destruction, or loss to its property in excess of $250,000 in the aggregate;

          (xv) none of NHG or the NHG Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, or (except in the Ordinary Course of Business) employees;

         (xvi) none of NHG or the NHG Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, which are not cancelable upon one hundred eighty (180) or fewer days' notice or modified the terms of any existing such contract or agreement;

        (xvii) none of NHG or the NHG Subsidiaries has granted any increase in the base compensation of any of its directors, officers, or (except in the Ordinary Course of Business) employees;

       (xviii) none  of  NHG or the  NHG  Subsidiaries  has   adopted,  amended,
               modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan except for those required by applicable law);

         (xix) none of NHG or the NHG Subsidiaries has made any other material change in employment terms for any of its directors, officers, and key employees;

          (xx) none of NHG or the NHG Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of NHG or the NHG Subsidiaries; and

        (xxii) none of NHG or the NHG Subsidiaries has agreed or committed to any of the foregoing.

     (AA) LITIGATION.

          (i) Except as set forth in the NHG Disclosure Schedule: (i) there presently exists no litigation, proceedings, actions, claims or investigations at law or in equity against NHG or the NHG Subsidiaries; and (ii) none of NHG or the NHG Subsidiaries is subject to a notice, writ, injunction, order, or decree of any court, agency or other governmental authority, which in the case of either (i) or (ii) above, if determined adversely against NHG or the NHG Subsidiaries, would have a Material Adverse Effect.

          (ii) Section 8(i) of the NHG Disclosure Schedule contains: (A) a list of each proceeding, action, claim or investigation at law or in equity, either pending or, to NHG's Knowledge, threatened against NHG or any NHG Subsidiary as of the date hereof (collectively, the "EXISTING NHG ACTIONS"), other than claims under real property title insurance policies, endorsements or other assurances issued by NHG Subsidiaries licensed to do so ("TITLE CLAIMS") or claims under escrow accounts ("ESCROW CLAIMS"); (B) a list of each Title Claim (the "EXISTING TITLE CLAIMS") or Escrow Claim either pending or, to NHG's Knowledge, threatened against NHG or any NHG Subsidiary as of the date hereof; and (C) the amount (including zero) of the reserves established with respect to the Existing Title Claims as reflected in the Financial Statements.

         (iii) Each of the Existing NHG Actions (other than the claim of the Controller of the State of California pursuant to its letter dated January 24, 2002 (the "CALIFORNIA CONTROLLER CLAIM"), and the Class Action Claims) set forth in Section 8(i) of the NHG Disclosure Schedule are fully covered by one or more of the insurance policies of NHG set forth in Section 8(o) of the NHG Disclosure Schedules. Notwithstanding the foregoing, the payment by NHG or any NHG Subsidiary of any deductible amount with respect to an Existing NHG Action that is covered by NHG's existing insurance policies set forth in Section 8(o) of the NHG Disclosure Schedules shall not be deemed to give rise to any breach of the representations and warranties set forth in this
               Section 8(i).

     (BB) LEGAL AND REGULATORY COMPLIANCE. Each of NHG and the NHG Subsidiaries has complied with all Environmental, Health and Safety Laws and all other laws (including all rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments and all agencies thereof, except where any failure to comply would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure so to comply.

     (CC) TAX MATTERS.

               (i) NHG and each of the NHG Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by NHG and any of the NHG Subsidiaries (whether or not shown on any Tax Return) have been paid. None of NHG or any of the NHG Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There are no Security Interests on any of the assets of any of NHG or the NHG Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) None of NHG or the NHG  Subsidiaries  has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (iii) None  of NHG or the NHG  Subsidiaries  has  filed a  consent under Code Sec. 341(f) concerning collapsible corporations.

               (iv) The  unpaid  Taxes of NHG and the NHG  Subsidiaries  (A) did not, as of the Most Recent Audited Date, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes set forth in the Most Recent Balance Sheet), and (B) do not exceed that reserve as adjusted for the passage of time in accordance with GAAP.

          (DD) REAL PROPERTY.

               (i) All of the real property owned by NHG or any of the NHG Subsidiaries, or in which any of them have an ownership interest, is listed in Section 8(l)(i) of the NHG Disclosure Schedule. Each of NHG and the NHG Subsidiaries has good and marketable title to the real properties that it owns, as described in such NHG Disclosure Schedule, free and clear of all Security Interests, agreements, mortgages, covenants, conditions, restrictions, easements, charges, claims, assessments and encumbrances, except for: (A) rights of lessees or sublessees in such matters that are reflected in a written lease or sublease; (B) current taxes (including assessments collected with taxes) not yet due and payable;
                    (C) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of NHG or such NHG Subsidiary to dispose, of the property subject thereto or affected thereby; and (D) other matters as described in the NHG Disclosure Schedule.

               (ii) Section  8(l)(ii) of the NHG  Disclosure  Schedule lists all real property leased or subleased to or by NHG or any of the NHG Subsidiaries by or to a third party. NHG has delivered or made available to Capital correct and complete copies of the leases and subleases listed in Section 8(l)(ii) of the NHG Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 8(l)(ii) of the NHG Disclosure Schedule:

                    (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, and NHG or the NHG Subsidiary which is a party to such lease or sublease enjoys and is entitled to quiet possession thereunder;

                    (B) neither NHG, nor any NHG subsidiary, nor to NHG's knowledge, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (C) no party to the lease or sublease has repudiated any provision thereof; and

                    (D) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease.

     (EE) TANGIBLE ASSETS. NHG and the NHG Subsidiaries own or lease, or otherwise are legally entitled to use, all buildings, equipment, and other tangible personal property necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. All such tangible personal property has been maintained substantially in accordance with normal industry practice, and is suitable for the purposes for which it presently is used and presently is proposed to be used.

     (FF) CONTRACTS. Except for real property title insurance policies, endorsements or other assurances issued by NHG Subsidiaries licensed to do so (collectively, "POLICIES"), Section 8(n) of the NHG Disclosure Schedule lists the following contracts and other agreements to which NHG or any of the NHG Subsidiaries is a party (other than agreements with Capital or agreements that will expire or be terminated at or prior to the Closing without any continuing obligation or liability thereunder on the part of NHG, NHG Subsidiaries, Capital, Capital's Subsidiaries or the Surviving
          Corporation with respect thereto) (collectively, the "MATERIAL CONTRACTS"):

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $250,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one (1) year, or involve consideration in excess of $250,000;

         (iii) any  agreement   concerning  a   partnership   or  joint  venture
               agreement;

          (iv) any agreement (or group of related agreements) under which NHG or an NHG Subsidiary has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $250,000 or under which NHG or an NHG Subsidiary has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)  any agreement concerning confidentiality or noncompetition;

          (vi) any agreement between any of the NHG Subsidiaries and NHG or any of NHG's Affiliates;

         (vii) any profit-sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of the current or former directors, officers, and employees of NHG or any NHG Subsidiary;

        (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $250,000 or any agreement providing severance benefits;

          (x) any agreement under which NHG or any NHG Subsidiary has advanced or loaned any amount to any of its directors, officers, and employees;

          (xi) any agency agreement between NHG or any of the NHG Subsidiaries, on the one hand, and any title insurance underwriter, on the other hand, which is currently in effect;

         (xii) any agreement pursuant to which NHG or an NHG Subsidiary is leasing or servicing a title plant;

        (xiii) any agreements pursuant to which an NHG Subsidiary sold assets having a value in excess of $250,000 during the last two (2) years;

         (xiv) any agreement under which NHG or an NHG Subsidiary is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person in excess of $250,000;

          (xv) any  other  agreement  (or  group  of  related   agreements)  the
               performance  of  which  involves   consideration   in  excess  of
               $250,000; or

         (xvi) any other agreement the termination of which would have a Material Adverse Effect and which could not be replaced on substantially similar terms.

     NHG has delivered or made available to Capital a correct and complete copy of each written agreement listed in Section 8(n) of the NHG Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 8(n) of the NHG Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither NHG, nor any NHG Subsidiary, nor to NHG's Knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (GG) INSURANCE. Section 8(o) of the NHG Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements, but excluding Policies) to which NHG or any of the NHG Subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within calendar years 2001 and 2002. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms following the consummation of the transactions contemplated hereby; (iii) neither NHG nor any NHG Subsidiary nor to NHG's Knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) neither NHG nor any NHG Subsidiary nor to NHG's Knowledge, any other party to the policy has repudiated any provision thereof. Each of NHG and the NHG Subsidiaries has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

     (HH) EMPLOYEES.  None of NHG or the NHG Subsidiaries is a party to or bound
          by  any  collective  bargaining   agreement,   nor  has  any  of  them
          experienced any strikes or other collective bargaining disputes.

     (II) EMPLOYEE BENEFITS PLANS. Section 8(q) of the NHG Disclosure Schedule lists each Employee Benefit Plan that NHG or any of the NHG Subsidiaries maintains or to which any of them contributes. Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

     (JJ) INTELLECTUAL PROPERTY. Each of NHG and the NHG Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement, or permission, all Intellectual Property necessary for the operation of its business as presently conducted. None of NHG or the NHG Subsidiaries have, to NHG's Knowledge, interfered with, infringed upon or misappropriated any Intellectual Property rights of third parties, and no third party has, to the Knowledge of NHG, interfered with, infringed upon or misappropriated any Intellectual Property rights of NHG or any of the NHG Subsidiaries.

     (KK) BROKERS' FEES. Neither NHG nor any of the NHG Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (LL) NHG DISCLAIMER. Except for the representations and warranties expressly made by Capital herein, Capital has not made any representations or warranties concerning Capital, its assets, liabilities, financial condition, business or operations, the Capital Preferred Stock, the Warrants or any other matter.

     (MM) STOCKHOLDER VOTE REQUIRED. Under Section 1201 of the California General Corporation Law, the NHG Shareholders can approve the Merger in accordance with the terms of this Agreement upon the affirmative vote or written consent of the holders of: (i) if the Merger is approved by the California Department of Insurance under Section 838.5 of the California Insurance Code, a majority of the NHG Shares outstanding at the record date for a meeting called for such purpose; or (ii) all of the NHG Shares outstanding at the record date for a meeting called for such purpose.

     (NN) NHG SATISFACTION WITH DUE DILIGENCE. NHG has had ample opportunity to conduct a full and complete inspection, analysis and examination of Capital, including, without limitation, its books and records, financial condition, business, operations and prospects; NHG is completely satisfied with the results thereof; and (without limiting NHG's rights under Section 10(c) hereof) NHG's obligation to effect the Closing hereunder is not subject to any further inspection, analysis or examination of Capital; provided, however, that subject to
          Section 14(a) hereof, nothing in this subsection (v) is intended to, or shall, relieve or in any way diminish any liability that Capital may now or hereafter have for a breach of any of its representations, warranties and/or covenants hereunder.

     REPRESENTATIONS AND WARRANTIES OF CAPITAL. Each of Capital and the Merger Sub represents and warrants to NHG that the statements contained in this Section 9 are correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule of Capital and the Merger Sub accompanying this Agreement (the "CAPITAL DISCLOSURE SCHEDULE"). The Capital Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 9 and contain a page number for each page included therein. Except to the extent set forth in the Capital Disclosure Schedule, NHG shall not be deemed for any purpose to have notice of any fact, circumstance, event or condition which might constitute an exception to any representation or warranty of Capital in this Agreement..

     (OO) ORGANIZATION. Each of Capital, the Merger Sub and Capital's other Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated, and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect.

     (PP) AUTHORIZATION OF TRANSACTION. Each of Capital and the Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Capital and the Merger Sub, enforceable in accordance with its terms and conditions.

     (QQ) NONCONTRAVENTION. Subject to the Requisite Regulatory Approvals, neither the execution and the delivery of this Agreement by Capital or the Merger Sub, nor the consummation of the transactions contemplated hereby by Capital or the Merger Sub, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Capital or any of its Subsidiaries is subject or any provision of the charter or bylaws of Capital or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either Capital or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Subject to the Requisite Regulatory Approvals, neither Capital nor the Merger Sub need to give any notice to, make any filing with, or obtain any authorization, permit, certificate, registration, consent, approval or order of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (RR) BROKERS'   FEES.   Except  for  the  fee  payable  to  Miller  Capital
          Corporation, (any and all of which shall be paid by Capital and not NHG), neither Capital nor the Merger Sub has liability or obligation to pay any fees or commission to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (SS) SEC FILINGS: FINANCIAL STATEMENTS. Capital has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to or made available to NHG, in the form filed with the SEC, the Capital SEC Reports. The Capital SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make any statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Capital SEC Reports and Capital's latest Annual Report to Stockholders was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of Capital and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     (TT) CAPITAL PREFERRED STOCK. The Capital Preferred Stock and the Warrants, when issued pursuant to this Agreement, shall have been duly authorized and shall be validly issued, fully paid and nonassessable and, upon receipt, will be owned of record and beneficially by FinWest Group free and clear of any and all liens, claims or encumbrances created or suffered by Capital or Persons claiming by, under or through Capital, other than restrictions on transfers imposed by applicable federal or state securities laws.

     (UU) PURCHASE FOR INVESTMENT. Capital is acquiring the NHG Shares for its own account for investment and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act or any applicable state securities law.

     (VV) CAPITAL DISCLAIMER. Except for the representations and warranties expressly made by NHG herein, NHG has not made any representations or warranties concerning NHG or its assets, liabilities, financial conditions, businesses or operations, the NHG Shares, the NHG Shareholders or any other matter.

     (WW) CAPITAL SATISFACTION WITH DUE DILIGENCE. Capital has had ample opportunity to conduct a full and complete inspection, analysis and examination of NHG, and the NHG Subsidiaries including, without limitation, their books and records, financial condition, business, operations and prospects; Capital is completely satisfied with the results thereof, and (without limiting Capital's rights under Section 10(c) hereof) Capital's obligation to effect the Closing hereunder is not subject to any further inspection, analysis or examination of NHG or the NHG Subsidiaries; provided, however, that subject to Section 14(a) hereof, nothing in this subsection (i) is intended to, or shall, relieve or in any way diminish any liability that NHG may now or hereafter have for a breach of any of its representations, warranties and/or covenants hereunder.

     (XX) LITIGATION.  Except as set forth in the Capital  Disclosure  Schedule:
          (i) there presently exists no litigation, proceedings, actions, claims or investigations at law or in equity against Capital or its Subsidiaries; and (ii) none of Capital or its Subsidiaries is subject to a notice, writ, injunction, order, or decree of any court, agency or other governmental authority, which in the case of either (i) or
          (ii) above, if determined adversely against Capital or its Subsidiaries, would have a Material Adverse Effect.

     (YY) LEGAL AND REGULATORY COMPLIANCE. Each of Capital and its Subsidiaries has complied with all Environmental, Health and Safety Laws and all other laws (including all rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments and all agencies thereof, except where any failure to comply would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure so to comply.

     (ZZ) TAX MATTERS.

CAPITAL AND EACH OF ITS SUBSIDIARIES HAS FILED ALL TAX RETURNS THAT IT WAS REQUIRED TO FILE. ALL SUCH TAX RETURNS WERE CORRECT AND COMPLETE IN ALL MATERIAL RESPECTS. ALL TAXES OWED BY CAPITAL AND ANY OF ITS SUBSIDIARIES (WHETHER OR NOT SHOWN ON ANY TAX RETURN) HAVE BEEN PAID. NONE OF CAPITAL OR ANY OF ITS SUBSIDIARIES CURRENTLY IS THE BENEFICIARY OF ANY EXTENSION OF TIME WITHIN WHICH TO FILE ANY TAX RETURN. THERE ARE NO SECURITY INTERESTS ON ANY OF THE ASSETS OF ANY OF CAPITAL OR ITS SUBSIDIARIES THAT AROSE IN CONNECTION WITH ANY FAILURE (OR ALLEGED FAILURE) TO PAY ANY TAX.

NONE OF CAPITAL OR ITS SUBSIDIARIES HAS WAIVED ANY STATUTE OF LIMITATIONS IN RESPECT OF TAXES OR AGREED TO ANY EXTENSION OF TIME WITH RESPECT TO A TAX ASSESSMENT OR DEFICIENCY. NONE OF CAPITAL OR ITS SUBSIDIARIES HAS FILED A CONSENT UNDER CODE SEC. 341(F) CONCERNING COLLAPSIBLE CORPORATIONS. THE UNPAID TAXES OF CAPITAL AND ITS SUBSIDIARIES (A) DID NOT, AS OF THE DATE OF THE MOST RECENT BALANCE SHEET FILED AS PART OF ANY REPORT WITH THE SEC, EXCEED THE RESERVE FOR TAX LIABILITY (OTHER THAN ANY RESERVE FOR DEFERRED TAXES SET FORTH IN THE MOST RECENT BALANCE SHEET FILED AS PART OF ANY REPORT WITH THE SEC) AND
(B) DO NOT EXCEED THAT RESERVE AS ADJUSTED FOR THE PASSAGE OF TIME IN ACCORDANCE WITH GAAP.

    (AAA) NO FINANCING CONDITION. Capital's obligations hereunder are not in any way conditioned upon Capital's ability to obtain any debt or equity financing for the Merger.

    COVENANTS.

    (BBB) GENERAL. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall use, and shall cause their respective Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Without limiting the generality of the foregoing:

          (i) Each Party shall use its best efforts to obtain as promptly as practicable all consents, waivers, approvals, authorizations or orders (including, without limitation, all governmental and regulatory rulings and approvals), and the Parties shall make all filings (including, without limitation, all filings with governmental or regulatory agencies), required in connection with the authorization, execution and delivery of this Agreement by the Parties and the consummation by them of the transactions contemplated hereby.

          (ii) With respect to the filings for Regulatory Insurance Approvals, Capital and the Merger Sub shall make such filings as the proposed new controlling shareholder and Merger survivor of NHG, and shall pay all costs incurred by Capital in connection therewith; however, any costs incurred by NHG in connection with fulfilling its obligations to cooperate in connection with such filings shall be paid by NHG.

         (iii) NHG shall cooperate reasonably with Capital in connection with Capital's compilation and issuance to the applicable NHG Shareholders of the information required for Capital's compliance with the Securities Act. Although Capital's obligations hereunder are not in any way conditioned on Capital's ability to obtain any debt or equity financing for the acquisition contemplated herein,

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
               Capital shall use its best efforts to obtain any such financing to the extent such financing may be needed by Capital; provided, however, that NHG shall cooperate reasonably with Capital in connection with Capital's compilation of the information concerning NHG required for Capital's compliance with the registration statement requirements of the Securities Act if Capital elects to try to obtain financing for the acquisition contemplated hereby through a public offering of equity or debt; provided further, however, that NHG shall not assume any liability for (and Capital hereby indemnifies NHG from and against any misstatement and/or omissions contained in or violations of law resulting from) the contents of any such registration statement or any amendment or supplement thereto, except to the limited extent that NHG provides Capital with written information regarding NHG intended for inclusion in such registration statement, amendment or supplement.

    (CCC) OPERATION OF BUSINESS. None of NHG or the NHG Subsidiaries shall, prior to the Closing, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, except as may be required by law or as otherwise contemplated herein. Without limiting the generality of the foregoing, (but except as may be required by law or as otherwise contemplated herein), each of NHG and the NHG Subsidiaries covenant and agree that prior to the Effective Time, unless Capital shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or as otherwise expressly contemplated or permitted by this Agreement:

          (i) NHG and the NHG Subsidiaries shall not, directly or indirectly, do or permit to occur any of the following:

               (A) authorize or effect any change in their charters or bylaws;

               (B) grant any options, warrants, or other rights to purchase or obtain any of their capital stock or issue, sell, or otherwise dispose of any of their capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

               (C) except for the distributions of assets permitted elsewhere in this Agreement, declare, set aside, or pay any dividend or distribution with respect to the NHG Shares (whether in cash or in kind), or split, combine or reclassify any outstanding NHG Shares;

               (D) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

               (E) impose any Security Interest upon any of its assets outside the Ordinary Course of Business or any lien, claim, encumbrance, pledge or option on any NHG Subsidiary capital stock;

               (F) make any change in employment terms for any of its directors, officers, and key employees, or grant any bonuses or other forms of direct or indirect compensation, except in the Ordinary Course of Business;

               (G) except for dispositions or distributions permitted elsewhere in this Agreement or as contemplated pursuant to that certain term sheet, dated January 24, 2002, involving First California Title Company, a copy of which has been provided to Capital, dispose of any assets except in the Ordinary Course of Business;

               (H) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof;

               (I) increase, terminate, amend or alter or otherwise modify any Employee Benefit Plan; or

               (J) commit to any of the foregoing.

          (ii) NHG shall not (and shall not permit any NHG Subsidiary to), directly or indirectly, (A) enter into or modify any Material Contract, agreement or understanding to which NHG or any NHG Subsidiary is a party; (B) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; (C) make any individual capital expenditure, including any individual capitalizable lease obligation, other than individual expenditures necessary to maintain existing assets in good repair and other individual capital expenditures in amounts not exceeding $50,000; or (D) in the case of employees who are not officers or directors or consultants, grant or take any action with respect to the granting of any salary increases, severance or termination pay or increases in other benefits, other than grants or such actions as are in the Ordinary Course of Business of NHG and are consistent with NHG's historic compensation practices, or grant or take any actions with respect to the granting of any discretionary bonuses;

         (iii) NHG shall not (and shall not permit any NHG Subsidiary to) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

          (iv) NHG shall use its best efforts to cause its and the NHG Subsidiaries' current insurance (or reinsurance) policies not to be canceled or terminated or reduced in coverage amount or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation, reduction in coverage amount or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated, reduced or lapsed policies for substantially similar premiums are in full force and effect;

          (v) NHG and each NHG Subsidiary (A) shall use its best efforts to preserve intact its business organization and good will, keep available the services of its officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it; (B) shall not take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement or in any other agreement or instrument executed in connection with the transactions contemplated hereby untrue at, or at any time prior to, the Effective Time; and (C) shall notify Capital of any emergency or other change in the normal course of its business or in the operation of its properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of NHG and the NHG Subsidiaries or to NHG's, Capital's or the Merger Sub's ability to consummate the transactions contemplated by this Agreement;

          (vi) Neither NHG nor any NHG Subsidiary shall change any of its methods of accounting or accounting practices in any material respect;

         (vii) Neither NHG nor any NHG Subsidiary will waive or agree to waive any applicable statute of limitations or any similar statutory or judicial doctrine benefiting NHG;

        (viii) Neither NHG nor any NHG Subsidiary shall commence or settle any material legal action or proceeding, PROVIDED, that NHG may settle any legal actions or proceedings which were pending as of the date of NHG's Most Recent Financial Statements so long as the consideration paid or agreed to be paid by NHG in connection with such settlements does not exceed $100,000 in any individual case (in the case of cash settlements) or cause the number of NHG Shares issued and outstanding, after taking into account any shares issued or canceled in connection with such settlement, to exceed the number of NHG Shares issued and outstanding on the date of this Agreement;

          (ix) The Company shall cause its officers to report orally at Capital's request (but in no event more frequently than weekly) to Capital concerning the status of NHG's business; and

          (x) Subject to the fiduciary obligations of its directors as advised by counsel, NHG shall not, except as required by law, call any meeting of its shareholders other than the meeting contemplated in Section 11(a).

          (xi) Neither NHG nor any NHG Subsidiary shall make or amend any federal, state, or local Tax election, agree to waive or extend any statute of limitations, or resolve or agree to resolve any audit or proceeding relating to Taxes.

    (DDD) FULL ACCESS. During the term of this Agreement, each Party will permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the permitting Party or its Subsidiaries, other than those pertaining to such Party's analysis of the transactions contemplated hereby or to the negotiations of the terms and conditions hereof, or to the enforcement of any rights or remedies hereunder, or to the parties dealings with each other in general. Any information obtained by a Party hereunder shall be subject to that certain Confidentiality Agreement between the Parties, dated as of February 11, 2002, a copy of which is attached hereto as EXHIBIT G.

    (EEE) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other Party of any material adverse development of which such Party becomes aware causing a breach of any of its own representations and warranties hereunder. No disclosure by any Party pursuant to this
          Section 10(d), however, shall be deemed to amend or supplement the respective Disclosure Schedule of either Party or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

    (FFF) INDEMNITY ESCROW AGREEMENT. Effective on and as of the Effective Time, Capital and the Shareholders' Attorney-in-Fact and the other parties called for therein shall execute and deliver the Indemnity Escrow Agreement, and there shall be delivered to, and directly deposited with, the Indemnity Escrow Agent, for the account and future potential benefit of the NHG Shareholders, the cash and Capital Preferred Stock called for by the Indemnity Escrow Agreement; provided, however, that such cash and Capital Preferred Stock shall be held and disbursed by the Indemnity Escrow Agent pursuant to the terms and conditions of the Indemnity Escrow Agreement.

    (GGG) SMOLAR EMPLOYMENT AGREEMENT. At the Effective Time, Capital shall enter into an employment agreement (satisfactory to Capital) (the "SMOLAR EMPLOYMENT AGREEMENT") with Jerome Smolar.

    (HHH) VAN HIRTUM EMPLOYMENT AGREEMENT. At the Effective Time, Capital shall enter into an employment agreement (satisfactory to Capital) with Henri J. Van Hirtum (the "VAN HIRTUM EMPLOYMENT AGREEMENT", together with the Smolar Employment Agreement, the "REQUIRED EMPLOYMENT Agreements").

    (III) EMPLOYEE MATTERS. The Closing shall not affect any individual's status as an employee, officer or director of NHG or of any NHG Subsidiary except as provided in Section 12(b)(xi) hereof; provided, however, that the foregoing shall not be deemed to diminish the rights of NHG, any NHG Subsidiary, or Capital as an employer after the Closing, it being understood, for example, that neither NHG, nor any NHG Subsidiary, nor Capital shall have any obligation to the NHG Shareholders regarding the continued employment of any Person after the Closing. Notwithstanding the foregoing, in any terminations, layoffs or other actions pertaining to any employee of NHG or any NHG Subsidiary after the Closing, Capital shall (at its sole cost and expense), and shall cause NHG and each NHG Subsidiary to, comply with all employment contracts, employee manuals, and applicable federal, state and local laws, including, without limitation, those requiring notice or prohibiting discrimination or the Worker Adjustment and Retraining Notification Act of 1988. Furthermore, to the extent that any severance benefits or other payments may be owed to Mr. Henri J. Van Hirtum or Mr. Jerome Smolar by reason of the Merger (the "EMPLOYEE PAYMENTS"), such Employee Payments shall be payable to each of them out of the Cash Consideration withheld as provided in Section 3(b)(iii) hereof, and shall not reduce NHG's Actual Net Worth, and NHG, the NHG Subsidiaries, Capital or Capital's Subsidiaries, as applicable, shall withhold from the Employee Payments paid to Messrs. Smolar and Van Hirtum any federal or state tax withholding obligations with respect to such Employee Payments. Finally, NHG shall reacquire all phantom stock shares on or before the Closing, without any continuing obligation or liability on the part of NHG, NHG's Subsidiaries, Capital, Capital's Subsidiaries or the Surviving Corporation, and any amount payable to the holders of any such shares shall be taken from the Cash Consideration and shall not reduce NHG's Actual Closing Net Worth.

    (JJJ) REPRESENTATIONS AND WARRANTIES DEEMED MADE AT CLOSING. All representations and warranties of each Party in this Agreement will also be deemed to be made as of the Effective Time as if made on that date; except for representations or warranties expressly stated to be as of a specified and specific date, which representations and warranties shall be deemed to be made only as of such date.

     ADDITIONAL AGREEMENTS.

    (KKK) SHAREHOLDERS' MEETING. NHG shall call and hold a meeting of the NHG Shareholders (the "NHG SHAREHOLDERS' MEETING") to submit this Agreement, the Merger and related matters for the consideration and approval of the NHG Shareholders or, in the alternative, obtain the required written consent of the NHG Shareholders. In the case of a NHG Shareholders' Meeting, the NHG Shareholders' Meeting will be called, held and conducted, and any proxies will be solicited, in compliance with applicable law.

    (LLL) EXPENSES. Except as expressly provided otherwise in this Agreement, each party to this Agreement shall bear their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

    (MMM) ADDITIONAL ACTIONS. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including, but not limited to, any submissions of information requested by governmental authorities.

    (NNN) SHAREHOLDER CLAIMS. NHG shall not settle or compromise any claim brought by any present, former or purported holder or owner of any securities of NHG in connection with the Merger without the prior written consent of Capital (not to be unreasonably withheld or delayed).

    CONDITIONS TO OBLIGATIONS TO CLOSE.

    (OOO) CONDITIONS TO OBLIGATIONS OF THE PARTIES. The respective obligations of each Party to effect the Merger and consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Effective Time:

          (i) This Agreement (including without limitation the plan of merger contained herein) and the Merger shall have been approved and adopted by the requisite vote or written consent of the NHG Shareholders as may be required by law and by any applicable provisions of NHG's charter and bylaws;

          (ii) Any materials distributed with respect to the NHG Shareholders' Meeting, if held, shall not contain any untrue statement of a material fact and shall not omit any statement required to be contained therein or necessary to make any statement contained therein, in the light in which made, not misleading;

         (iii) There shall have been obtained each consent (other than the Requisite Regulatory Approvals) to the consummation of the transactions contemplated by this Agreement which is required to be obtained from any Person under any agreement, contract or license to which Capital, NHG or any NHG Subsidiary is a party or by or under which it is bound or licensed, or otherwise, the withholding of which would have a Material Adverse Effect;

          (iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) legally prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) materially and adversely affect either the right of Capital to own the NHG Shares or the right of FinWest Group to own the Capital Preferred Stock and the Warrants, or (D) materially and adversely affect the right of either Party or its Subsidiaries (taken as a whole) to own its respective assets and to operate its respective businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) There shall not be any action taken, or any injunction issued, or any order, statute, rule or regulation proposed, enacted, promulgated, issued or deemed applicable to the Merger by any federal, state or foreign court, government or governmental authority or agency, which may, directly or indirectly, result in any of the consequences referred to in (iv) above;

          (vi) The Parties shall have made all notices or filings required to be made, and shall have obtained all authorizations, permits, certificates, registrations, consents, approvals or orders required to be obtained, and all waiting periods required to expire shall have expired, prior to the consummation of the transactions contemplated by this Agreement under applicable laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement or the businesses conducted by the Parties or their Subsidiaries (collectively, the "REQUISITE REGULATORY APPROVALS"), including, without limitation, the Regulatory Insurance Approvals;

         (vii) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, by any Persons, which makes the consummation of the Merger illegal;

        (viii) Capital  shall   have  entered  into   a  mutually   satisfactory
               Employment   Agreement   with   Jerome   Smolar  and  a  mutually
               satisfactory Consulting Agreement with Henri J. Van Hirtum; and

          (ix) There shall not have occurred (A) any general suspension of, or limitation on prices for, trading in securities on the Nasdaq Small Cap Market, (B) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by United States authorities on the extension of credit by lending institutions, (C) declaration of war by the Congress of the United States against a foreign nation, or (D) in the case of any of the foregoing existing at the date hereof, a material acceleration or worsening thereof.

    (PPP) ADDITIONAL CONDITIONS TO OBLIGATIONS OF CAPITAL AND THE MERGER SUB. The obligations of Capital and the Merger Sub to effect the Merger and consummate the transactions to be performed by it in connection with the Merger are subject to satisfaction of the following conditions at or prior to the Closing Deadline:

          (i) There shall not have been, and there shall not be as of the Effective Time, a breach by NHG of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has a Material Adverse Effect and has not been cured within thirty (30) days of NHG's receipt of written notice specifying such breach and Capital's intention to terminate this Agreement;

          (ii) NHG shall have delivered to Capital a certificate dated as of the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of NHG certifying as to the satisfaction of Section 12(b)(i) above;

         (iii) NHG shall have furnished to Capital (i) a copy of the text of the resolutions by which the Board of Directors and the NHG Shareholders approved this Agreement (including, without limitation, the plan of merger contained herein) and the Merger;
               (ii) a certificate executed on behalf of NHG by its corporate secretary certifying to Capital that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded; and
               (iii) an incumbency certificate executed on behalf of NHG by its corporate secretary certifying the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

          (iv) NHG and the other parties called for therein shall have executed and delivered the Indemnity Escrow Agreement, and the deposit called for therein shall have been delivered to the Indemnity Escrow Agent;

          (v) Fin West Group shall have executed and delivered the Registration Rights Agreement;

          (vi) NHG shall not have received written objections to the Merger pursuant to applicable law covering any of the NHG Shares outstanding immediately prior to the Effective Time;

         (vii) Capital shall have received from counsel to NHG an opinion substantially in form and substance as set forth in EXHIBIT H attached hereto, addressed to Capital, and dated as of the Closing Date;

        (viii) All employment agreements of NHG (but excluding any existing employment agreements of any NHG Subsidiary or any "at-will" agreements) shall have been canceled and terminated without any continuing obligation or liability thereunder on the part of NHG, NHG Subsidiaries, Capital, Capital's Subsidiaries or the Surviving Corporation with respect thereto;

          (ix) All options and warrants to purchase capital stock of NHG shall have been canceled and terminated without any continuing obligation or liability thereunder on the part of NHG, NHG Subsidiaries, Capital, Capital's Subsidiaries or the Surviving Corporation with respect thereto;

          (x)  [Intentionally deleted.]

          (xi) Capital shall have received the resignations, effective as of the Closing, of each director and officer of NHG and the NHG
               Subsidiaries whom Capital shall have specified in writing no later than fifteen (15) days prior to the Closing;

         (xii) NHG shall hold at the Closing cash or cash equivalent assets of no less than TWO MILLION DOLLARS ($2,000,000) (net of cash and cash equivalents that United Title Insurance Company is legally required to hold to operate as a California title insurer); provided, however, that notwithstanding anything to the contrary expressed or implied herein, NHG may in its discretion obtain such loans and pledge such real or personal property, and/or cause United Title Insurance Company to upstream such assets (without violating any legal requirements), as NHG may deem necessary or appropriate to meet this condition; and

        (xiii) All actions to be taken by NHG in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Capital.

     Capital may waive any condition specified in this Section 12(b) if it executes a writing so stating at or prior to the Closing.

    (QQQ) ADDITIONAL CONDITIONS TO OBLIGATIONS OF NHG. The obligations of NHG to effect the Merger and consummate the additional transactions to be performed by it in connection with the Merger are subject to satisfaction of the following conditions at or prior to the Effective
          Time:

          (i) There shall not have been, and there shall not be as of the Effective Time, a breach by Capital of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has a Material Adverse Effect and has not been cured within thirty (30) days of Capital's receipt of written notice specifying such breach and NHG's intention to terminate this Agreement;

          (ii) Capital shall have delivered to NHG a certificate dated as of the Closing Date and signed by the Chief Executive Officer and the

               Chief  Financial   Officer  of  Capital   certifying  as  to  the
               satisfaction of Section 12(c)(i) above;

         (iii) Capital shall have furnished to NHG (i) a copy of the text of the resolutions by which the corporate action on the part of NHG and the Merger Sub necessary to approve this Agreement and the Merger were taken, (iii) certificates executed on behalf of
               Capital and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying to NHG, in each case, that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an incumbency certificate executed on behalf of Capital and the Merger Sub by their respective corporate secretaries or one of their respective assistant corporate secretaries certifying, in each case, the signature and office of each officer executing this Agreement or any other agreement, certificate or other instrument executed pursuant hereto;

          (iv) Capital and the other parties therein shall have executed and delivered the Indemnity Escrow Agreement;

          (v) Capital shall have executed and delivered the Registration Rights Agreement;

          (vi) NHG shall have received from counsel to Capital an opinion in form and substance as set forth on EXHIBIT I attached hereto, addressed to NHG, and dated as of the Closing Date;

         (vii) All actions to be taken by Capital in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to NHG; and

       (viii) Capital's total shareholders' equity as of the end of the calendar month immediately preceding the Closing determined on an unaudited basis in accordance with GAAP shall be at least EIGHT MILLION THREE HUNDRED THOUSAND DOLLARS ($8,300,000).

     NHG may waive any condition specified in this Section 12(c) if it executes a writing so stating at or prior to the Closing.

     TERMINATIONS.

     SECTION 13 TERMINATION. As soon as reasonably practicable after the date hereof, the Parties shall seek to obtain the Required Employment Agreements (satisfactory to Capital) from Henri J. Van Hirtum and from Jerome Smolar for their post-Closing services. If for any reason the Required Employment Agreements are not obtained by the Parties on or before the SIXTIETH (60TH) day following the date hereof, either Party may terminate this Agreement on or before the SIXTY-FIFTH (65TH) day following the date hereof by delivering written notice of such termination to the other Party on or before such day (a "SECTION 13 TERMINATION"); such termination right shall, however, forever expire if not properly exercised on or before such day. Notwithstanding anything to the contrary contained herein, NHG shall have no liability to Capital by reason of
(a) any failure to obtain the Required Employment Agreements, or (b) any breach by Mr. Van Hirtum or Mr. Smolar of a Required Employment Agreement.

     In the event of the termination or expiration of this Agreement, (i) each Party's obligations under Sections 6 and 7 of this Agreement shall survive such termination or expiration, and remain in full force and effect notwithstanding such termination or expiration, and (ii) no termination or expiration hereof shall relieve NHG or Capital from liability for any breach of this Agreement, it being understood that Capital's liability for any such breach which results in a Liquidated Damages Event is limited by Section 6 hereof.

    REMEDIES FOR AGREEMENT BREACHES.

    (RRR) [THIS SECTION INTENTIONALLY LEFT BLANK.]

    (SSS) TIME LIMITATION. Each Party's right to make any claim or bring any legal action against the other Party based upon the other Party's breach of its representations, warranties and agreements herein shall forever expire if written notice of such claim or legal action (along with a detailed written notice of the alleged facts underlying such claim or action) is not delivered to the other Party (or the Shareholders' Attorney-in-Fact, as applicable) on or before the THREE HUNDRED SIXTY-FIFTH (365TH) day following the Closing Date.

    (TTT) POST-CLOSING INDEMNIFICATION PROVISIONS FOR BENEFIT OF CAPITAL. In the event (i)(A) that NHG has breached (or in the event any third party alleges facts that, if true, would mean NHG has breached) any of its representations, warranties or agreements contained herein, (B) that any litigation or proceeding is pending at the Closing that names one or more persons acting as a title insurance company, underwritten title company, escrow agency or any similar type of business relating to real estate settlement services as class defendants, whether or not NHG or any NHG Subsidiary is served, named as a defendant or otherwise involved in such action (a "CLASS ACTION CLAIM") (including, but not limited to, any Class Action Claim disclosed in the NHG Disclosure Schedule), or (C) of the California Controller Claim. and (ii) Capital makes a written claim for indemnification pursuant to this Section 14(c) before the expiration of the time period set forth in Section 14(b) above, then, subject to Section 14(f), the NHG Shareholders shall indemnify Capital from and against the entirety of any Adverse Consequences which Capital may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) by NHG, any such Class Action Claim or the California Controller Claim (but, with respect to the California Controller Claim, only to the extent (if any) that the amount payable under the California Controller Claim exceeds NHG's reserve for the California Controller

          Claim on NHG's financial statements as of the Closing. Notwithstanding any other provision of this Agreement, (i) the NHG Shareholders shall not be liable to Capital after the Closing for the breach of any representation, warranty or agreement, any Class Action Claim or the California Controller Claim hereunder until such time as the aggregate Adverse Consequences of all such breaches and claims exceeds TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), in which event the NHG Shareholders (as the case may be) shall be responsible for all such Adverse Consequences in excess of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000); and (ii) the total liability of the NHG Shareholders to Capital hereunder for Adverse Consequences shall not exceed the deposit under the Indemnity Escrow Agreement, which, subject to adjustment under Section 3(b)(i) of this Agreement, shall consist of TWO MILLION FORTY THOUSAND DOLLARS ($2,040,000) in cash and the number of shares of Capital Preferred Stock having a liquidation preference equal to ONE MILLION NINE HUNDRED SIXTY THOUSAND DOLLARS ($1,960,000).

    (UUU) POST-CLOSING INDEMNIFICATION PROVISIONS FOR BENEFIT OF NHG SHAREHOLDERS. In the event that (i) Capital has breached (or in the event any third party alleges facts that, if true, would mean Capital has breached) any of its representations, warranties or agreements contained herein, and (ii) the NHG Shareholders make a written claim for indemnification against Capital pursuant to this Section 14(d) before the expiration of the time period set forth in Section 14(b) above, then Capital shall indemnify the Shareholders' Attorney-in-Fact and the NHG Shareholders from and against any Adverse Consequences which the NHG Shareholders and the Shareholders' Attorney-in-Fact may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Capital also agrees to indemnify the NHG Shareholders and the Shareholders' Attorney-in-Fact from and against the entirety of any Adverse Consequences which the NHG Shareholders and the Shareholders' Attorney-in-Fact may suffer resulting from, arising out of, or relating to claims based on the acts or omissions of Capital, NHG or the NHG Subsidiaries subsequent to the Closing, provided that any such claim is not primarily a result of or based upon the breach of any representation, warranty or agreement of NHG contained in this Agreement. Notwithstanding any other provision of this Agreement, Capital shall not be liable to the NHG Shareholders and the Shareholders' Attorney-in-Fact after the Closing for the breach of any representation, warranty or agreement made by Capital in this Agreement until such time as the Adverse Consequences of all such breaches exceeds TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), in which event Capital shall be responsible for all such Adverse
          Consequences   in  excess  of  TWO  HUNDRED  FIFTY  THOUSAND   DOLLARS
          ($250,000).

    (VVV) MATTERS INVOLVING THIRD PARTIES. Subject to Section 14(f):

          (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 14, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing, within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences that the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, whether through the Indemnity Escrow Agreement or otherwise, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 14(e)(ii) above,
               (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 14(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim, to the fullest extent provided in this Section 14, (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) to the fullest extent provided in this Section 14, and (C) the

               Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 14.

         (WWW) CLASS ACTION CLAIMS. In the event of a Class Action Claim: (i) Capital shall have the right, with counsel of its choosing, to defend against, and consent to the entry of any judgment or enter into any settlement with respect to, a Class Action Claim; (ii) pursuant to Section 14(c), the NHG Shareholders shall reimburse Capital promptly and periodically for one-half of the amount of attorneys' fees and court costs incurred in defending any Class Action Claim; and (iii) the aggregate Adverse Consequences payable by the NHG Shareholders to Capital relating to any Class Action Claim shall be reduced by an amount that is equal to one-half of the attorneys' fees and court costs which would otherwise be included in such aggregate Adverse Consequences. Notwithstanding anything to the contrary expressed or implied herein, Capital and its counsel shall keep the Shareholders' Attorney-in-Fact informed of all proceedings in and developments concerning any Class Action Claim, shall promptly deliver to the Shareholders' Attorney-in-Fact copies of all documents, including, but not limited to, pleadings, correspondence and discovery documents, pertaining to such Class Action Claims or the defense thereof as the Shareholders' Attorney-in-Fact may reasonably request, and shall not, without the prior written approval of the Shareholders' Attorney-in-Fact (which approval may be given, denied or conditionally withheld in the Shareholders' Attorney-in-Fact's sole discretion), enter into (or fail to enter into) any settlement or confession of judgment with respect to any Class Action Claims, or fail to use reasonable efforts to defend any Class Action Claims through to a judgment or fail to take or oppose any appeal therefrom. If the Shareholders' Attorney-in-Fact's approval is denied or conditionally withheld, Capital and the Shareholders' Attorney-in-Fact shall proceed as follows:


A. The attorneys for Capital and for the Shareholders' Attorney-in-Fact shall mutually designate a retired California judge (the "ARBITER") to decide whether the action or the inaction at issue is reasonable under the circumstances in light of the interests of both sides, with the decision of the Arbiter being final, conclusive and binding upon both sides.

B. If for any reason such attorneys cannot mutually agree upon a single choice of an Arbiter within fifteen (15) days after the issue is put to them, each attorney shall select a retired California judge and such two selected retired judges shall designate a third retired California judge who shall then act as the sole Arbiter. Such designation of the third California retired judge shall be final, conclusive and binding on both sides.

C. Each side shall pay the fees and costs of the individual retired judge selected by it under item B above, and one-half of the fees and expenses of the Arbiter.

    MISCELLANEOUS.

    (XXX) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (including, without limitation the Securities Act or the Securities Exchange Act) or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

    (YYY) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted assigns, and the NHG Shareholders and the Shareholders' Attorney-in-Fact. The Parties agree that upon the Closing the NHG Shareholders and the Shareholders" Attorney-in-Fact shall be third-party beneficiaries of this Agreement fully entitled to enforce this Agreement, and to exercise NHG's rights and remedies hereunder, against Capital after the Closing.

    (ZZZ) ENTIRE AGREEMENT. This Agreement (including the documents, exhibits and schedules referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

   (AAAA) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, which may be given or withheld in its respective sole discretion, except that at and as of the Closing, NHG shall automatically be deemed to have assigned its rights hereunder to the NHG Shareholders, and the NHG Shareholders shall be liable to Capital as provided in Section 14(c) hereof.

   (BBBB) COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of the original created counterpart of this Agreement.

   (CCCC) HEADINGS.  The  section   headings  contained  in this  Agreement  are
          inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

   (DDDD) NOTICES. EXCEPT as expressly provided to the contrary herein, any notice, consent, report, demand, document or other item to be delivered to a Party hereunder shall be deemed delivered and received
          (a) when given in writing and personally delivered to the Person designated below for the applicable Party, (b) one (1) day after delivery to Federal Express or an other nationally known "NEXT-DAY" delivery service with delivery charges prepaid for delivery the following Business Day to the Person designated below for the applicable party; (c) upon delivery by the United States Postal Service, first-class registered or certified mail, postage prepaid, return receipt requested, and in any such case shall be delivered to the address or addresses indicated for such Party below, and/or to such other Person or address as such Party may from time to time by written notice designate to the other:

    IF TO NHG:         Nations Holding Group
                       3250 Wilshire Boulevard, 18th Floor
                       Los Angeles, California 90010
                       Attention:  Henri J. Van Hirtum, Chief Executive Officer
                       Tel:    (213) 385-3600
                       Fax:    (213) 637-5446

    WITH COPY TO:      Troy & Gould
                       1801 Century Park East, 16th Floor
                       Los Angeles, California  90067-2367
                       Attention:  Charles L. Woltmann, Esq.
                       Tel:    (310) 789-1279
                       Fax:    (310) 789-1479

    IF TO CAPITAL:     Capital Title Group, Inc.
                       2901 East Camelback Road
                       Phoenix, Arizona 85016
                       Attention:  Donald R. Head, Chief Executive Officer
                       Tel:    (602) 954-0600
                       Fax:    (602) 954-0440

    WITH A COPY TO:    Miller Capital Corporation
                       4909 East McDowell Corporation
                       Phoenix, Arizona 85008
                       Attention:   Rudy R. Miller, Chairman, President and
                       Chief Executive Officer
                       Tel:    (602) 225-0505
                       Fax:    (602) 225-9024

                       and

                       Squire, Sanders & Dempsey L.L.P.
                       Two Renaissance Square
                       40 North Central Avenue, Suite 2700
                       Phoenix, Arizona 85004-4441
                       Attention:  Christopher D. Johnson, Esq.
                       Tel.:  (602) 528-4046
                       Fax:  (602)253-8129

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

   (EEEE) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except where local law is otherwise applicable.

   (FFFF) AMENDMENTS. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. (GGGG) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

   (HHHH) EXPENSES. Except as otherwise provided herein, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby.

   (IIII) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement and have had competent counsel of their own choosing. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intention of the Parties and without regard to or aid of California Civil Code Section 1654 or California Code of Civil Procedure Section 1864.

   (JJJJ) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

   (KKKK) ATTORNEYS' FEES. Should either Party institute any action or proceeding to enforce any provision of this Agreement, or for damages by reason of an alleged breach of any provision of this Agreement, or for a declaration of rights hereunder, the prevailing Party in any such action shall be entitled to receive from the other Party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing Party in connection with such action or proceeding.

   (LLLL) TIME OF ESSENCE. Time is of the essence of this Agreement.

   (MMMM) PERIOD CALCULATIONS. Any period of time specified in this Agreement which would otherwise end upon a non-Business Day shall be extended to, and shall end upon, the next following Business Day.

   (NNNN) FURTHER ASSURANCES. Each Party shall from time to time execute, acknowledge and deliver such further instruments and perform such additional acts as the other Party may reasonably request to effectuate the intent of this Agreement.

   (OOOO) OTHER DEFINITIONS. Terms defined in any other part of this Agreement shall have the defined meanings wherever capitalized herein. As used in this Agreement, the terms "HEREIN," "HEREOF" and "HEREUNDER" refer to this Agreement in its entirety and are not limited to any specific sections. Wherever appropriate in this Agreement, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain gender shall be deemed to comprehend either or both of the other genders. The word "including" shall mean "including without limitation."

   (PPPP) NONWAIVER. Unless otherwise expressly provided herein, no waiver by a Party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the waiving Party. No delay or omission in the exercise of any right or remedy accruing to a Party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. Except as otherwise expressly provided herein to the contrary, (i) all rights, powers, options, or remedies afforded to either Party hereunder or by law shall be cumulative and not alternative, and (ii) the exercise of one right, power, option, or remedy shall not bar other rights, powers, options or remedies allowed herein or by law.

   JURISDICTION; WAIVER OF JURY TRIAL.

   (QQQQ) LOS ANGELES COURTS. CAPITAL HEREBY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS IN THE COUNTY OF LOS ANGELES IN THE STATE OF CALIFORNIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY AGREES THAT SUCH COURTS SHALL HAVE JURISDICTION FOR ALL LEGAL PROCEEDINGS ARISING OUT OF OR

          RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE PARTY AT ITS ADDRESS FOR NOTICES SET FORTH HEREIN IN ACCORDANCE WITH THE RULES OF THE COURT. NOTHING HEREIN SHALL ADVERSELY AFFECT THE RIGHT OF NHG TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST CAPITAL IN ANY OTHER JURISDICTION.

   (RRRR) JURY TRIAL WAIVER. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY,
          OR (ii) IN ANY WAY CONNECTED HEREWITH, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER SOUNDING IN CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT EACH PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT OR GOVERNMENTAL BODY AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SELLER ENTERING INTO THIS AGREEMENT.


CAPITAL'S INITIALS:  _________________;     NHG'S INITIALS:  __________________

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       CAPITAL TITLE GROUP, INC.,
                                       a Delaware corporation



                                       By:
                                           -------------------------------------
                                       Name: Donald R. Head
                                       Title: Chief Executive Officer


                                       CTG ONE MERGER CORPORATION,
                                       a California corporation


                                       By:
                                           -------------------------------------
                                       Name: Donald R. Head
                                       Title: Chief Executive Officer


                                       NATIONS HOLDING GROUP
                                       a California corporation


                                       By:
                                           -------------------------------------
                                       Name: Henri J. Van Hirtum
                                       Title: President

                           EXHIBITS AND SCHEDULES LIST

Exhibit A      Certificate of Designations of Series A Preferred Stock
Exhibit B      Form of Deposit Escrow Agreement
Exhibit C      Form of Indemnity Escrow Agreement
Exhibit D      Form of Registration Rights Agreement
Exhibit E      Amendments to Articles and Bylaws
Exhibit F      Form of Warrant
Exhibit G      Confidentiality Agreement
Exhibit H      Form of Opinion of Counsel for NHG
Exhibit I      Form of Opinion of Counsel for Capital

NHG Disclosure Schedule
Capital Disclosure Schedule

1.   Definitions...............................................................1

2.   The Merger................................................................7

     (a)      The Merger.......................................................7

     (b)      Effect of the Merger.............................................8

     (c)      Consummation of the Merger; Closing..............................8

     (d)      Articles of Incorporation and Bylaws; Directors
                and Officers...................................................9

3.   Conversion of Securities; Exchange of Certificates........................9

     (a)      Conversion of Securities.........................................9

     (b)      Purchase Price Adjustment.......................................10

     (c)      Closing of NHG Transfer Books...................................12

     (d)      Exchange of Certificates........................................12

     (e)      Taking of Necessary Action; Further Action......................13

     (f)      Dissenting Shareholders.........................................13

     (g)      Stock Options; Warrants.........................................14

4.   Deposits by Capital; Credits Against Merger Consideration................14

     (a)      Initial Deposit.................................................14

     (b)      Second Deposit..................................................14

5.   [This Section Intentionally Left Blank.].................................15

6.   LIQUIDATED DAMAGES.......................................................15

     (a)      DEFINITION......................................................15

     (b)      LIQUIDATED DAMAGES CALCULATION..................................15

     (c)      NHG'S RIGHTS....................................................15

     (d)      SECTION'S APPLICATION LIMITATION................................16

     (e)      PARTIES' INITIALS...............................................16

7.   Closing Disposition of Deposits..........................................16

8.   Representations and Warranties of NHG....................................17

     (a)      Organization, Qualification, and Corporate Power................17

     (b)      Capitalization..................................................17

     (c)      Authorization of Transaction....................................17

     (d)      Noncontravention................................................18

     (e)      Title to Assets.................................................18

     (f)      Corporate Compliance............................................18

     (g)      Financial Statements............................................18

     (h)      Absence of Material Adverse Changes.............................19

     (i)      Litigation......................................................21

     (j)      Legal and Regulatory Compliance.................................21

     (k)      Tax Matters.....................................................21

     (l)      Real Property...................................................22

     (m)      Tangible Assets.................................................23

     (n)      Contracts.......................................................23

     (o)      Insurance.......................................................24

     (p)      Employees.......................................................25

     (q)      Employee Benefits Plans.........................................25

     (r)      Intellectual Property...........................................25

     (s)      Brokers' Fees...................................................25

     (t)      NHG Disclaimer..................................................25

     (u)      Stockholder Vote Required.......................................25

     (v)      NHG Satisfaction With Due Diligence.............................25

9.   Representations and Warranties of Capital................................26

     (a)      Organization....................................................26

     (b)      Authorization of Transaction....................................26

     (c)      Noncontravention................................................26

     (d)      Brokers' Fees...................................................26

     (e)      SEC Filings:  Financial Statements..............................27

     (f)      Capital Preferred Stock.........................................27

     (g)      Purchase for Investment.........................................27

     (h)      Capital Disclaimer..............................................27

     (i)      Capital Satisfaction With Due Diligence.........................27

     (j)      Litigation......................................................28

     (k)      Legal and Regulatory Compliance.................................28

     (l)      Tax Matters.....................................................28

     (m)       No Financing Condition.........................................28

10.  Covenants................................................................28

     (a)      General.........................................................28

     (b)      Operation of Business...........................................29

     (c)      Full Access.....................................................32

     (d)      Notice of Developments..........................................32

     (e)      Indemnity Escrow Agreement......................................32

     (f)      Smolar Employment Agreement.....................................32

     (g)      Van Hirtum Employment Agreement.................................32

     (h)      Employee Matters................................................33

     (i)      Representations and Warranties Deemed Made at Closing...........33

11.  Additional Agreements....................................................33

     (a)      Shareholders' Meeting...........................................33

     (b)      Expenses........................................................33

     (c)      Additional Actions..............................................33

     (d)      Shareholder Claims..............................................34

12.  Conditions to Obligations to Close.......................................34

     (a)      Conditions to Obligations of the Parties........................34

     (b)      Additional Conditions to Obligations of Capital and
                the Merger Sub................................................35

     (c)      Additional Conditions to Obligations of NHG.....................37

13.  Terminations.............................................................38

14.  Remedies for Agreement Breaches..........................................38

     (a)      [This Section Intentionally Left Blank.]........................38

     (b)      Time Limitation.................................................38

     (c)      Post-Closing Indemnification Provisions for Benefit
                of Capital....................................................38

     (d)      Post-Closing Indemnification Provisions for Benefit
                 of NHG Shareholders..........................................39

     (e)      Matters Involving Third Parties.................................39

     (f)       Class Action Claims............................................40

15.  Miscellaneous............................................................41

     (a)      Press Releases and Public Announcements.........................41

     (b)      No Third-Party Beneficiaries....................................41

     (c)      Entire Agreement................................................41

     (d)      Succession and Assignment.......................................42

     (e)      Counterparts....................................................42

     (f)      Headings........................................................42

     (g)      Notices.........................................................42

     (h)      Governing Law...................................................43

     (i)      Amendments......................................................43

     (j)      Severability....................................................43

     (k)      Expenses........................................................44

     (l)      Construction....................................................44

     (m)      Incorporation of Exhibits and Schedules.........................44

     (n)      Attorneys' Fees.................................................44

     (o)      Time of Essence.................................................44

     (p)      Period Calculations.............................................44

     (q)      Further Assurances..............................................44

     (r)      Other Definitions...............................................44

     (s)      Nonwaiver.......................................................44

16.  Jurisdiction; Waiver of Jury Trial.......................................45

     (a)      LOS ANGELES COURTS..............................................45

     (b)      JURY TRIAL WAIVER...............................................45

                                    EXHIBIT A

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND PRIVILEGES

                                     of the

                       SERIES A CUMULATIVE PREFERRED STOCK
                           (Par Value $.001 Per Share)

                                       of

                            CAPITAL TITLE GROUP, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     The undersigned duly authorized officer of Capital Title Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

     That the Certificate of Incorporation, as amended, of the Company authorizes the creation of up to ten million (10,000,000) shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Certificate of Incorporation, the "Preferred Stock"); and

     That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, the Board on _____________ 2002, approved the creation, issuance and the voting powers of shares of Preferred Stock to be issued in one or more series, and on ___________, 2002, adopted the following resolution creating a series of 171,500 shares of Preferred Stock designated as set forth below:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation (as amended) of the Company, as amended (the "Certificate of Incorporation"), and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of 171,500 shares of the ten million (10,000,000) shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and this committee of the Board hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) authorized by this resolution as follows:

     1.   DESIGNATION AND RANK.

          (a) DESIGNATION. The designation of this series, which consists of 171,500 shares of preferred stock, is Series A Cumulative Preferred Stock (the "Series A Preferred Stock") and the stated value shall be One Hundred Dollars ($100) per share (the "Stated Value").

          (b) RANK. The Series A Preferred Stock shall rank (i) prior to the Company's common stock, par value $.001 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Company hereafter created (collectively, with the Common Stock, "Junior Securities") (unless, with the consent of the holders of Series A Preferred Stock obtained in accordance with
Section 4 hereof, such class or series of capital stock specifically, by its terms, ranks senior to or PARI PASSU with the Series A Preferred Stock); (iii) PARI PASSU with any class or series of capital stock of the Company hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Section 4 hereof) specifically ranking, by its terms, on parity with the Series A Preferred Stock ("Parity Securities"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with
Section 4 hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to dividend rights and rights upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     2.   CUMULATIVE DIVIDENDS; PRIORITY.

          (a) PAYMENT OF DIVIDENDS. The holders of record of shares of Series A Preferred Stock shall be entitled to receive cumulative dividends at the rate of 8% of Stated Value per annum per share, which shall accrue and be payable quarterly in arrears on the first day of March, June, September and December in each year, commencing on the date of issuance, or, if such day is a non-business day, on the next business day (each such date, a "Dividend Payment Date"). The Board shall declare, and the Company shall distribute, to the extent and out of funds legally available therefor, such accrued dividends, which shall be payable to holders of record as they appear on the stock books of the Company at the close of business on such record date, not more than 60 calendar days preceding the Dividend Payment Date therefor, as is determined by the Board or a duly authorized committee thereof (each such date, a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall commence on and include the first day of March, June, September and December of each year and shall end on and include the date preceding the next following Dividend Payment Date. Dividends on the Series A Preferred Stock shall be payable in cash; provided, however, the Company may, in its sole discretion, pay dividends for the then current Dividend Period (but not for delinquent dividends for prior Dividend Periods unless authorized by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock) in shares of Common Stock if the net income before provision for income taxes of the Company as determined in accordance with generally accepted accounting principles ("GAAP") on a consolidated basis, for the Dividend Period immediately preceding the Dividend Payment Date is less than One Million Dollars ($1,000,000). Whenever the distribution provided for in this Section 2(a) shall be payable in Common Stock, the value of such distribution shall be determined as of the date of declaration, as follows:

               (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange or listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the value shall be the average of the last reported sale prices of the Common Stock on such exchange or NASDAQ on each of the last ten (10) trading days prior to the date of determination;

               (ii) if the Common Stock is traded over-the-counter, the value shall be the average of the closing bid or sale prices (whichever is applicable) on each of the last ten (10) trading days prior to the date of determination; or

               (iii) if there is no active public market for the Common Stock, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of all then outstanding shares of Series A Preferred Stock.

          Holders of the shares of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, other than as set forth herein.

          The amount of dividends payable per share for each full Dividend Period shall be computed by dividing by four the amount determined by applying the 8% annual dividend rate to the $100 Stated Value of such share. Dividends on the Series A Preferred Stock shall accrue day by day. The initial dividend payable on June 1, 2002 and the amount of any dividend payable for any other period shorter than a full Dividend Period shall be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in the Dividend Period.

          The failure of the Board to declare, or the Company to distribute, a dividend as required under this Section 2(a) shall constitute a breach of contract and shall entitle the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, on behalf of all of such holders, to bring an action therefor, in addition to any and all other rights and remedies available at law or equity to such holders. The Company shall bear the entire cost of such litigation, including, but not limited to, the fees for attorneys representing the holders of the Series A Preferred Stock and the holders' out-of-pocket costs and expenses.

          (b) PRIORITY AS TO DIVIDENDS. No dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, junior to the Series A Preferred Stock for any period unless full dividends for the immediately preceding Dividend Period on the Series A Preferred Stock (including any accumulation in respect of unpaid dividend from prior Dividend Periods) have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, dividends declared upon shares of Series A Preferred Stock and such other Preferred Stock ranking on a parity as to dividends shall be declared pro rata, so that the amount of dividends declared per share on the Series A Preferred Stock and such other Preferred Stock shall bear in all cases to each other the same ratio that accrued dividends for the then-current Dividend Period per share on the shares of Series A Preferred Stock (including any accumulation in respect of unpaid dividends for prior Dividend Periods) and accrued dividends, including required or permitted accumulations, if any, on such other Preferred Stock, bear to each other.

          Unless full dividends on the Series A Preferred Stock have been declared and paid or set apart for payment for the immediately preceding Dividend Period (including any accumulation in respect of unpaid dividends for prior Dividend Periods) (i) no cash dividend or distribution (other than in shares of Junior Stock) shall be declared or paid or set aside for payment on the Junior Stock, (ii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of its Junior Stock (or pay any moneys into a sinking fund for the redemption of any shares) except by conversion into or exchange for Junior Stock, and (iii) the Company may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of Series A Preferred Stock or Parity Stock (or pay any moneys into a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series A Preferred Stock and Parity Stock.

          The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if, under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.

     3.   REDEMPTION.

          GENERAL. At any time after _________, 2023, either the Company may, in its sole discretion, or any holder of the Series A Preferred Stock, by written notice to the Company, may require the Company to, redeem, out of funds legally available therefore, 100% of all shares of Series A Preferred Stock that have been issued, less any shares which previously have been redeemed, repurchased or otherwise acquired and are no longer outstanding, at the redemption price of One Hundred Dollars ($100) per share. Immediately prior to authorizing or making such redemption with respect to the Series A Preferred Stock, the Company, by resolution of its Board of Directors shall, to the extent funds are legally available therefore, declare a mandatory dividend on the Series A Preferred
Stock payable on the redemption date in the amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date and, if the Company does not have sufficient funds legally available to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem all of the outstanding shares of Series A Preferred Stock required to be redeemed pursuant to this Section 3(a) of the Certificate (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Company is able to do so. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, (i) dividends on the Series A Preferred Stock shall continue to accrue, and (ii) the Company shall not declare or pay any dividend or make any distribution on its securities not otherwise permitted by this Certificate.

          (a) NOTICE OF REDEMPTION. Notice of any redemption, setting forth (i) the date and place fixed for said redemption, (ii) the redemption price, and
(iii) a statement that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date shall be mailed, postage prepaid, at least 30 days but not more than 60 days prior to said redemption date to the Company or each holder of record of the Series A Preferred Stock to be redeemed at his or her address as the same shall appear on the books of the Company, as the case may be.

                  If any such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds in trust for the account of the holders of the shares of the Series A Preferred Stock so to be redeemed (so as to be and continue to be available therefor), then, on and after said redemption date, notwithstanding that any certificate for shares of the Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of the Series A Preferred Stock so called for redemption shall be deemed to be no longer outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares of the Series A Preferred Stock so called for redemption shall forthwith cease and terminate, except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of their certificates.

          (b) STATUS OF SHARES REDEEMED OR CONVERTED. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Company shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Company at any time as shares of any series of Preferred Stock other than as shares of Series A Preferred Stock.

     4.   VOTING RIGHTS.

          (a) VOTING RIGHTS. Other than as set forth in this Certificate of Designations or as required by law, each holder of Series A Preferred Stock shall have no voting rights.

          (b) PROTECTIVE PROVISIONS. So long as shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by the Delaware General Corporation Law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class:

               (i) alter, amend or repeal (whether by merger, consolidation or otherwise) any of the rights, preferences or privileges of the Series A Preferred Stock, or alter, amend or repeal any other capital stock of the Company if such alteration, amendment or repeal of such other capital stock affects adversely the Series A Preferred Stock;

               (ii)   create  or  issue  any  new  class  or  series  of  Senior
     Securities;

               (iii)  create  or  issue  any  new  class  or  series  of  Parity
     Securities;

               (iv) increase the authorized number of shares of Series A Preferred Stock;

               (v) increase the par value of the Common Stock; or

               (vi) take any action to apply any of the Company's assets to the payment of dividends or distributions, or the redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of equity securities of the Company ranking junior to the Series A Preferred Stock, except from officers, employees, consultants and/or contractors to the Company upon termination of employment or pursuant to any rights of first refusal by the Company provided the Board of Directors approves the repurchase.

     5. CONVERSION. Shares of the Series A Preferred Stock shall not be convertible into any class of stock, or any other security, of the Company.

     6. NO SINKING FUND. No sinking fund will be established for the retirement or redemption of shares of Series A Preferred Stock.

     7.   LIQUIDATION RIGHTS; PRIORITY.

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, One Hundred Dollars ($100) per share plus an amount equal to all accrued and unpaid dividends for prior Dividend Periods, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series A Preferred Stock with respect to the distribution of assets. Unless specifically designated as junior or senior to the Series A Preferred Stock with respect to the distribution of assets, all other series or classes of Preferred Stock of the Company shall rank on a parity with the Series A Preferred Stock with respect to the distribution of assets. After payment of the full amount of the liquidation preference, the holders of shares of the Series A Preferred Stock shall not be entitled to any further participation.

          (b) For purposes of this Section 7, (i) any acquisition of the Company by means of merger or other form of corporate reorganization or consolidation in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction effected exclusively for the purpose of changing the domicile of the Company) or (ii) a sale, lease, transfer or
disposition,   in  one  transaction  or  series  of  transactions,   of  all  or
substantially all of the assets of the Company, shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of Series A Preferred Stock to receive at the closing amounts as specified in Section 7(a) above in the same cash, securities or other property, or any combination thereof (valued as provided in Section 7(c) below) to be received by the holders of Common Stock pursuant to such transaction.

          (c) Whenever the distribution provided for in Section 7(b) above shall be payable in securities or property other than cash, the value of such distribution shall be deemed to be the value ascribed to such securities or other property pursuant to the transaction described in Section 7(b) above.

          (d) Nothing contained in this Section 7 shall be deemed to prevent redemption of shares of the Series A Preferred Stock in the manner provided in
Section 3.

          (e) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on books of the Company.

          (f) If the amounts available for distribution with respect to the Series A Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Series A Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series A Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of Preferred Stock may include accumulated dividends) to which they are entitled.

     8. LEGENDS. Each certificate representing shares of Series A Preferred Stock shall bear the following legends:

          "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS UNDER THAT CERTAIN CERTIFICATE OF DESIGNATIONS, PREFERENCES AND PRIVILEGES OF SERIES A CUMULATIVE PREFERRED STOCK OF CAPITAL TITLE GROUP, INC., AS FILED WITH THE SECRETARY OF STATE OF DELAWARE.

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (1) PURSUANT A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (2) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and does affirm the foregoing as of this ____ day of _______, 2002.

                                        CAPITAL TITLE GROUP, INC.


                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT B

                            DEPOSIT ESCROW AGREEMENT

     THIS DEPOSIT ESCROW AGREEMENT (this "AGREEMENT"), dated as of June 11, 2002, is made by and among CAPITAL TITLE GROUP, INC., a Delaware corporation ("CAPITAL"), NATIONS HOLDING GROUP, a California corporation ("NHG"), and COMERICA BANK-CALIFORNIA, a California banking corporation (in its capacity as escrow agent hereunder, the "ESCROW AGENT").

                                R E C I T A L S:

     A. Concurrently with the execution and delivery of this Agreement, NHG and Capital have entered into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT"), pursuant to which Capital has agreed, among other things, to acquire NHG's issued and outstanding capital shares.

     B. The Merger Agreement requires that Capital and NHG concurrently enter into this Agreement with the Escrow Agent, and that Capital initially deposit with the Escrow Agent $1,000,000 in cash for distribution to either Capital or NHG in accordance with the terms and conditions set forth in this Agreement.

     C. The Merger Agreement also provides that Capital may extend the expiration date of the Merger Agreement by delivering an additional deposit to the Escrow Agent on or before OCTOBER 1, 2002, of $250,000 in cash for distribution to either Capital or NHG in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the following mutual covenants and promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

     2. APPOINTMENT OF ESCROW AGENT; ESCROW DEPOSIT. Capital and NHG hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. Capital and NHG acknowledge that Comerica Bank is a lender to NHG and to Capital; notwithstanding that fact, Capital and NHG agree to Comerica Bank-California serving as escrow agent hereunder or the depository bank for the Escrow Deposit (as defined below). The Escrow Agent acknowledges receipt from Capital of (i) an executed copy of the Merger Agreement, and (ii) the sum of ONE MILLION DOLLARS (U.S. $1,000,000) (the "INITIAL DEPOSIT"), which Initial Deposit Capital is depositing with the Escrow Agent in accordance with Section 4(a) of the Merger Agreement. If Capital exercises its right to extend the expiration date of the Merger Agreement to JANUARY 8, 2003 pursuant to Section 2(c)(i) thereof, Capital shall deliver to the Escrow Agent on or before OCTOBER 1, 2002 TWO HUNDRED FIFTY THOUSAND DOLLARS (U.S. $250,000) in cash (the "SECOND DEPOSIT", and, collectively with the Initial Deposit, the "ESCROW DEPOSIT").

     3. THE ESCROW. The Escrow Agent shall establish a bank account at Comerica Bank-California and deposit therein the Escrow Deposit and all dividends therefrom and all earnings from the investment thereof (collectively, with any interest earned thereon, the "ESCROW ASSETS") which the Escrow Agent shall hold in escrow number 49508-0025COL, which is a separate escrow that shall be maintained pursuant to the terms of this Agreement (the "ESCROW"). The Escrow Agent shall distribute the Escrow Assets in accordance with the terms and subject to the conditions of this Agreement. Until distributed, the Escrow Agent shall invest the cash portion of the Escrow Assets in the manner hereinafter set forth in Section 4 hereof. The Escrow and the Escrow Assets therein shall not be subject to lien, attachment, charge or encumbrance by any creditor of any party hereto, and they shall be used solely for the purposes set forth in this Agreement.

     4. INVESTMENT OF ESCROW ASSETS; TAXES.

          (a) INVESTMENT OF ESCROW ASSETS. The Escrow Agent shall invest and reinvest all cash funds held from time to time as part of the Escrow Assets in accordance with the instructions of Capital as confirmed in writing, in highly-liquid, short-term investments which are readily convertible into cash, including, without limitation, any of the following kinds of investments, or any combination thereof: (i) bonds or other obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than one (1) week; (ii) commercial paper rated, at the time of the Escrow Agent's investment therein or contractual commitment providing for such investment, at least P-1 by Moody's Investors Service, Inc. and A-l by Standard & Poor's Corporation and having maturities of not greater than one (1) week; or
(iii) demand or time deposits, certificates of deposit or bankers' acceptances that have maturities of not greater than one (1) week and are issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia (including the Escrow Agent), or (B) a United States branch office or agency of a foreign depository institution or trust company; provided, however, that in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than ONE HUNDRED MILLION DOLLARS (U.S. $100,000,000). In the absence of written instructions from Capital referred to above, the Escrow Agent shall invest and reinvest the cash portion of the Escrow Assets in a segregated interest-bearing account at Comerica Bank-California. The Escrow Agent is not obligated to earn any particular yield or rate of return on the Escrow Assets.

          (b) TAXES. All taxes in respect of the dividends and earnings on the Escrow Assets shall be the obligation of and shall be paid when due by Capital, which shall indemnify and hold NHG and the Escrow Agent harmless from and against all such taxes. Capital represents and warrants that: (a) its tax identification number ("TIN") on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes; and
(b) it is not subject to back-up withholding.

     5. DISBURSEMENT OF ESCROW ASSETS; PROCEDURES. The Escrow Agent shall disburse the Escrow Assets to Capital or NHG (as the case may be) in accordance with such joint written instructions as NHG and Capital may hereafter deliver to the Escrow Agent, EXCEPT AS FOLLOWS:

          (a) If not later than ten (10) days after the Closing Deadline, NHG shall deliver to the Escrow Agent and Capital NHG's affidavit stating under penalty of perjury that the Closing will fail or has failed to occur by reason of a Liquidated Damages Event, and that NHG is entitled to the Liquidated Damages Amount, then the Escrow Agent shall automatically, after expiration of five (5) days from the date of its receipt of NHG's affidavit, disburse all Escrow Assets the Escrow Agent then held unless within such five (5) day period, Capital delivers to the Escrow Agent and NHG Capital's affidavit stating under penalty of perjury that the Closing will not fail or has not failed to occur by reason of a Liquidated Damages Event, and that NHG is not entitled to the Liquidated Damages Amount.

          (b) If Capital so delivers such affidavit within such five (5) day period, then the Escrow Agent shall not disburse any Escrow Assets until the earlier of (i) its receipt of joint written instructions from Capital and NHG, and (ii) its receipt of evidence satisfactory to it of a Final Judgment (as defined below).

          (c) Time is of the essence in delivering all notices and affidavits specified in this Section 5. Capital and NHG each direct the Escrow Agent (and the Escrow Agent shall) ignore any notice and affidavit that it is not received by the Escrow Agent within the time periods specified herein. The Escrow Agent shall not be liable to NHG or to Capital for disbursing Escrow Assets in strict accordance with the terms of this Section 5 even if NHG or Capital, as the case may be, notifies the Escrow Agent that the other party is not otherwise legally entitled to such Escrow Assets unless the Escrow Agent takes such action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and has had a reasonable opportunity to act on the injunction, restraining order, or other legal process.

     6. DISPUTE REGARDING DISBURSEMENT OF ESCROW ASSETS.

          Either Capital or NHG may bring an action to resolve a dispute as to the disposition of the Escrow Assets in any court of competent jurisdiction. Upon receipt by the Escrow Agent of a court order or judgment by a court of competent jurisdiction resolving the dispute, together with evidence satisfactory to the Escrow Agent that such order or judgment has become a final order from which no appeal has been or can be had (a "FINAL JUDGMENT"), the Escrow Agent shall promptly disburse the Escrow Assets in accordance with the Final Judgment. If Capital and NHG agree to a resolution of any such dispute before a Final Judgment relating thereto, they shall by joint written notice direct the Escrow Agent to make disbursements from the Escrow Fund as they may agree. Upon receipt of such written notice, the Escrow Agent shall promptly deliver the Escrow Assets in accordance with such joint instructions, and the dispute shall be deemed to have been resolved.

     7. DISBURSEMENT PROCEDURES. Unless Escrow Agent receives different disbursement instructions in writing from Capital or NHG specifically revoking or amending any prior disbursement instructions given to the Escrow Agent by such party, all disbursements of the Escrow Assets hereunder shall be made by wire transfer of immediately available funds to a bank account designated by Capital or NHG, as the case may be, in any written notice delivered to the Escrow Agent. The Escrow Agent shall promptly notify Capital and NHG of all disbursements pursuant to this Agreement, and the amount thereof.

     8. LIQUIDATION OF THE ESCROW ASSETS. Whenever the Escrow Agent shall be required to make disbursements of or from the cash portion of the Escrow Assets, the Escrow Agent shall pay such amounts by liquidating such investments of the Escrow Assets as the Escrow Agent deems appropriate.

     9. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT. The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document, including the Merger Agreement. In furtherance and not in limitation of the foregoing:

          (a) the Escrow Agent shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Assets prior to its maturity effected in order to make a disbursement required by the terms of this Agreement;

          (b) the Escrow Agent shall be fully protected in relying in good faith upon any written certificate, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered by or on behalf of a party hereto;

          (c) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith; PROVIDED, HOWEVER, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence or breach by Escrow Agent of this Agreement as a result of its willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for indirect, special, consequential, or punitive damages;

          (d) the Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

          (e) if the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, then the Escrow Agent shall notify Capital and NHG thereof in writing and after giving such notice it shall be entitled to refrain from taking any action hereunder with respect to the matter as to which there is any such uncertainty, and in such event the Escrow Agent shall keep safely all funds and investments held in the Escrow until the Escrow Agent shall be directed otherwise in a writing signed by Capital and NHG or by a final, nonappealable order of a court of competent jurisdiction; PROVIDED, HOWEVER, if the Escrow Agent has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, it then shall have the right to interplead the Escrow Assets in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

          (f) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care; nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of California; and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

     10. COOPERATION AND ADDITIONAL ESCROW INSTRUCTIONS. Capital and NHG shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     11. FEES AND EXPENSES. The Escrow Agent shall be paid the following fees for its services hereunder: (a) a start-up fee of $1,000, payable upon the Escrow Agent's execution and delivery of this Agreement; (b) an annual fee of $0, payable on each anniversary date of this Agreement; and (c) a fee of $50 for each receipt and disbursement of Escrow Assets. The Escrow Agent shall also be entitled to reimbursement for its out-of-pocket expenses reasonably incurred in connection with the Escrow, including, without limitation, reasonable attorneys' fees (all such fees and expenses collectively, the "ESCROW FEES"). All of the Escrow Fees of the Escrow Agent for its services hereunder as and when billed by the Escrow Agent shall be paid by Capital promptly upon written notification from the Escrow Agent. The Escrow Agent shall not withdraw Escrow Assets to pay any obligation or debt that may be owed to Escrow Agent by any of the parties hereto except as provided in this Section 11.

     12. RESIGNATION AND REMOVAL OF THE ESCROW AGENT.

          (a) The Escrow Agent may resign effective thirty (30) calendar days following the giving of prior written notice thereof to Capital and NHG. In addition, the Escrow Agent may be removed and replaced on: (i) a date designated in a written instrument signed by Capital and NHG and delivered to the Escrow Agent, and (ii) payment to the Escrow Agent of all then-outstanding Escrow Fees. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in Section 12(c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow (including, without limitation, the Escrow Assets) to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow as such successor may reasonably request.

          (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in Section 10(c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because Capital and NHG are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent that is a title or escrow company licensed to do business in the State of California and having assets of not less than Fifty Million Dollars ($50,000,000) and any such resulting appointment shall be binding upon all of the parties to this Agreement.

          (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 12 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Account, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the provisions contained in Section 9(c) hereof, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

     13. TERMINATION. This Escrow Agreement shall automatically terminate at such date as all Escrow Assets have been disbursed in accordance with the terms hereof either to Capital or NHG.

     14. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed, certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or facsimile numbers:

     IF TO CAPITAL:                Capital Title Group, Inc.
                                   2901 East Camelback Road
                                   Phoenix, Arizona 85016
                                   Attn.:  Donald R. Head,
                                           Chief Executive Officer
                                   Facsimile No.: (602) 954-0440

     WITH A COPY TO:               Christopher D. Johnson, Esq.
                                   Squire, Sanders & Dempsey L.L.P.
                                   Two Renaissance Square
                                   40 North Central Avenue, Suite 2700
                                   Phoenix, Arizona 85004-4441
                                   Facsimile No.:  (602) 253-8129

     IF TO NHG:                    Nations Holding Group
                                   3250 Wilshire Boulevard, 18th Floor
                                   Los Angeles, California 90010
                                   Attn.:  Henri J. Van Hirtum,
                                           Chief Executive Officer
                                   Facsimile No.: (213) 637-5446

     WITH A COPY TO:               Charles L. Woltmann, Esq.
                                   Troy & Gould
                                   1801 Century Park East, 16th Floor
                                   Los Angeles, California  90067-2367
                                   Facsimile No.: (310) 789-1479

     IF TO THE ESCROW AGENT, TO:   Comerica Bank-California
                                   Special Corporate Financial Services
                                   275 Battery Street, Suite 1100
                                   San Francisco, California  94111
                                   Facsimile No.:  (415) 954-5066
                                   Attn:  Winnie Chow

     All such notices, requests and other communications will: (i) if delivered personally to an addressee as provided in this Section 14, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 14, be deemed given upon receipt to the addressee thereof, and (iii) if delivered by mail in the manner described above to an addressee as provided in this Section 14, be deemed given upon receipt thereof or three (3) business days after being deposited in the mail (whichever is earlier), in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 14. Any party from time to time may change its address, facsimile number or other information specifying such change in writing to the other parties hereto.

     15. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Capital and NHG and, with respect to any amendment that would adversely affect the Escrow Agent, the Escrow Agent. Any such amendment or modification shall be provided to the Escrow Agent promptly after execution thereof. No waiver by any party of any term or condition contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in the State of California without giving effect to the conflicts of laws principles thereof.

     17. ATTORNEYS' FEES. If legal action is instituted on this Agreement, or the subject matter hereof, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

     18. BUSINESS DAY. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     19. MISCELLANEOUS. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective permitted successors and assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of the original executed counterpart of this Agreement.

     20. CERTIFICATE OF AUTHORITY. Concurrently with its execution and delivery of this Agreement, Capital and NHG each shall deliver to the Escrow Agent a completed certificate of authority in the form attached as Exhibit "A".

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        CAPITAL TITLE GROUP, INC., a Delaware
                                        corporation



                                        By:
                                            ------------------------------------
                                            Name: Donald R. Head
                                            Its: Chief Executive Officer


                                        NATIONS HOLDING GROUP, a California
                                        corporation



                                        By:
                                            ------------------------------------
                                            Name: Henri J. Van Hirtum
                                            Its: President



AGREED AND ACCEPTED THIS ____ DAY OF ___________, 2002

"ESCROW AGENT"

COMERICA BANK-CALIFORNIA



By:
    -------------------------------------------
    Lawrence T. Nelson
    Vice President

                                    EXHIBIT A
                                       TO
                            DEPOSIT ESCROW AGREEMENT

                        FORM OF CERTIFICATE OF AUTHORITY


The undersigned hereby certifies that any one of the following persons acting alone has the authority to execute and deliver documents on behalf of [Capital
Title Group, Inc.] [Nations Holding Group] pursuant to the Deposit Escrow Agreement, dated as of June 11, 2002, between Comerica Bank-California, Capital Title Group, and Nations Holding Group.

     NAME                      POSITION                     MANUAL SIGNATURE

---------------------    --------------------------    -------------------------

---------------------    --------------------------    -------------------------

---------------------    --------------------------    -------------------------



                                        [Capital Title Group] [Nations Holding
                                        Group]

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------

                                   EXHIBIT C

                           INDEMNITY ESCROW AGREEMENT

     THIS INDEMNITY ESCROW AGREEMENT (this "AGREEMENT"), dated as of the Closing Date (as such term is defined in the Merger Agreement defined below) is made by and among CAPITAL TITLE GROUP, INC., a Delaware corporation ("CAPITAL"), Henri
J.  Van  Hirtum  in  his  capacity  as   attorney-in-fact   (the  "SHAREHOLDERS'
ATTORNEY-IN-FACT"), for the former shareholders of Nations Holding Group ("NHG"), and COMERICA BANK-CALIFORNIA, a California banking corporation (in its capacity as escrow agent hereunder, the "ESCROW HOLDER").

                                R E C I T A L S:

     A. Reference is made to the Agreement and Plan of Merger, dated as of June 11, 2002 (the "MERGER AGREEMENT"), pursuant to which Capital has acquired at the Closing thereunder, for cash and shares of Capital's Preferred Stock, $.001 par value per share ("PREFERRED STOCK") and warrants, issued and outstanding shares of the capital stock of NHG.

     B. Pursuant to the Merger Agreement, Capital and the Shareholders' Attorney-in-Fact have also entered into this Agreement with the Escrow Holder, and the Shareholders' Attorney-in-Fact has deposited the Escrow Deposits (as defined below) with the Escrow Holder for distribution hereafter on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the following mutual covenants and promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

     2. APPOINTMENT OF ESCROW HOLDER; ESCROW DEPOSIT. Capital and the Shareholders' Attorney-in-Fact hereby constitute and appoint the Escrow Holder as, and the Escrow Holder hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Agreement. Capital and the Shareholders' Attorney-in-Fact acknowledge that Comerica Bank is a lender to NHG and to
Capital; notwithstanding that fact, Capital and the Shareholders' Attorney-in-Fact agree to Comerica Bank-California serving as escrow agent hereunder and as the depository for any cash deposited with the Escrow Holder hereunder. The Escrow Holder acknowledges receipt of (a) an executed copy of the Merger Agreement, (b) the cash sum of TWO MILLION FORTY THOUSAND DOLLARS ($2,040,000); and (c) an original stock certificate for NINETEEN THOUSAND SIX HUNDRED (19,600) shares of Capital's Preferred Stock issued in the name of FINWEST GROUP, with a liquidation preference of ONE MILLION NINE HUNDRED SIXTY THOUSAND DOLLARS ($1,960,000) (the "CAPITAL SHARES") along with four (4) executed stock powers with signatures guaranteed (collectively, (b) and (c) constitute the "ESCROW DEPOSIT"). The Escrow Deposit is subject to adjustment pursuant to Section 3(b)(i) of the Merger Agreement.

     3. THE ESCROW. The Escrow Deposit (together with all Replacement Securities) (as defined hereafter) and all earnings thereon (collectively, all cash, including the cash sum of $2,040,000 deposited pursuant to Section 2(b) above, and cash earnings shall be sometimes referred to herein as the "ESCROW

FUNDS") shall be held by the Escrow Holder in escrow number _____________ (the "ESCROW"). The Escrow Deposit shall be distributed by the Escrow Holder in accordance with the terms and subject to the conditions of this Agreement. Neither the Escrow nor the Escrow Deposit therein shall be subject to lien, attachment, charge or encumbrance by any creditor of any party hereto and shall be used solely for the purposes set forth in this Agreement.

     4. DIVIDENDS; ACQUISITION OR RECAPITALIZATION; TAXES; VOTING RIGHTS.

          (a) DIVIDENDS. All cash dividends, interest or distributions paid or made with respect to the Escrow Funds shall belong to the NHG Shareholders, and shall not become a part of this Agreement. If the Escrow Holder receives any such cash dividends, interest, or distributions, then the Escrow Holder shall immediately distribute or endorse the same to the Shareholders' Attorney-in-Fact in accordance with such written instructions as the Shareholders' Attorney-in-Fact may issue from time to time.

          (b) ACQUISITION OR RECAPITALIZATION. If (i) Capital is recapitalized through the subdivision or combination of its outstanding shares of Preferred Stock into a larger or smaller number of shares, or (ii) Capital declares a dividend or distribution on its Preferred Stock or securities convertible into its Preferred Stock, or (iii) the outstanding shares of Capital's Preferred Stock are otherwise converted into or exchanged for any other consideration, in a merger, consolidation, share exchange or otherwise, the consideration paid on or with respect to or in exchange for the Capital Shares, then Capital shall deliver such certificates, dividend, distribution, and other consideration to the Escrow Holder which the Escrow Holder shall hold pursuant to this Agreement as part of or in replacement for the Capital Shares (hereinafter, any cash or cash equivalents so received shall be included as part of the Escrow Funds, and all other securities so received shall be referred to as "REPLACEMENT SECURITIES").

          (c) INVESTMENT OF ESCROW FUNDS. The Escrow Holder shall invest and reinvest all Escrow Funds in accordance with the instructions of the
Shareholders' Attorney-in-Fact as confirmed in writing in highly-liquid, short-term investments which are readily convertible into cash, including, without limitation, any of the following kinds of investments, or any combination thereof: (i) bonds or other obligations of, or guaranteed by, the government of the United States of America or any State thereof or the District of Columbia, or agencies of any of the foregoing, having maturities of not greater than one (1) month; (ii) commercial paper rated, at the time of the Escrow Holder's investment therein or contractual commitment providing for such investment, at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation and having maturities of not greater than one (1) month; or
(iii) demand or time deposits, certificates of deposit or bankers' acceptances that have maturities of not greater than one (1) month and are issued by (A) a depository institution or trust company incorporated under the laws of the United States of America, any State thereof or the District of Columbia (including the Escrow Holder), or (B) a United States branch office or agency of a foreign depository institution or trust company; provided that in any such case, the depository institution, trust company or office or agency has combined capital and surplus of not less than ONE HUNDRED MILLION DOLLARS (U.S.
$100,000,000). In the absence of written instructions from the Shareholders' Attorney-in-Fact referred to above, the Escrow Holder shall invest and reinvest all Escrow Funds in a segregated interest-bearing account at Comerica Bank-California. Any earnings on the Escrow Funds, subject Section 4(a), shall belong to the Shareholders' Attorney-in-Fact and be paid monthly to the

Shareholders' Attorney-in-Fact, at an account or accounts designated in writing by the Shareholders' Attorney-in-Fact. The Escrow Holder is not required to earn any particular yield or rate of return on those funds. Capital and the Shareholder's Attorney-in-Fact hold the Escrow Holder harmless from and against any losses or damages resulting from the Escrow Holder investing such funds in accordance with the provisions of this section.

          (d) TAXES. All taxes in respect of the dividends and earnings on the Escrow Funds shall be the obligation of, and shall be paid when due by, the Shareholders' Attorney-in-Fact, which shall indemnify, defend and hold Capital and the Escrow Holder harmless from and against such taxes. The Shareholders' Attorney-In-Fact shall deliver to the Escrow Holder information reasonably satisfactory to the Escrow Holder concerning the ultimate recipients of any interest or other earnings on the Escrow Deposit, including tax payer identification numbers, and the Escrow Holder shall prepare and deliver to the Shareholders' Attorney-In-Fact such Form 1099 and analogous state tax forms (if any) as the Shareholders' Attorney-In-Fact may reasonably request.

          (e) VOTING RIGHTS. The right to vote the Capital Shares and any other voting securities held in escrow by the Escrow Holder shall vest in the Shareholders' Attorney-in-Fact. The Escrow Holder shall accept instructions from the Shareholders' Attorney-in-Fact relating to the voting thereof, and shall vote the same as the Shareholders' Attorney-in-Fact shall direct. The Escrow Holder is directed (and the Escrow Holder agrees) not to vote the Capital Shares in the absence of such instructions.

     5. INDEMNITY CLAIMS. From time to time Capital shall have the right to demand that Escrow Holder pay out of the Escrow Deposit any claim ("CLAIM") made by Capital under Sections 3(b) or 14(c) of the Merger Agreement, subject, however, to Section 5(c) below. Each Claim shall specify: (a) whether the Claim is being made under Section 3(b) and/or 14(c) of the Merger Agreement; (b) in reasonable detail the basis of the Claim, (c) the dollar amount of the Claim; and (d) the number of Capital Shares required to pay the Claim. Upon receipt thereof, the Escrow Holder shall proceed as follows:

          (a) The Escrow Holder shall promptly deliver a copy of such Claim to the Shareholders' Attorney-in-Fact. If the Shareholders' Attorney-in-Fact disputes the payment of the Claim, it shall so notify the Escrow Holder in writing (with a copy to Capital) within thirty (30) days after the giving of such notice ("NOTICE PERIOD"). If the Shareholders' Attorney-in-Fact fails to deliver such written notice to the Escrow Holder within the Notice Period, then it shall be presumed conclusively that the Shareholders' Attorney-in-Fact has no objection to payment of such Claim, and the Escrow Holder shall promptly thereafter pay to Capital an amount equal to the amount of the Claim.

          (b) If, within the Notice Period, the Escrow Holder receives notice from the Shareholders' Attorney-in-Fact stating that there is a dispute with respect to a Claim, then the Escrow Holder, the Shareholders' Attorney-in-Fact and Capital shall proceed as follows:

               (i) Capital or the Shareholders' Attorney-in-Fact may bring an action to resolve the Claim in any court of competent jurisdiction. Upon receipt by the Escrow Holder of a court order or judgment by a court of competent jurisdiction resolving a Claim in favor of Capital, together with evidence satisfactory to the Escrow Holder that such order or judgment has become a final order from which no appeal has been or can be had (a "FINAL JUDGMENT"), the Escrow Holder shall promptly pay to Capital the amount (if any) provided for in the Final Judgment.

               (ii) If Capital and the Shareholders' Attorney-in-Fact agree to a resolution of any Claim before a Final Judgment relating to such Claim, then they shall by joint written notice direct the Escrow Holder to make delivery of the Escrow Deposit as they may agree. Upon receipt of such written notice the Escrow Holder shall make prompt delivery of the Escrow Deposit in accordance with such joint instructions, and the Claim shall be deemed to have expired.

          (c) For purposes of the above, the Escrow Holder shall pay any Claim or Final Judgment with: (i) an amount of Escrow Funds that is equal to 51% of any such Claim or Final Judgment, and (ii) the number of Capital Shares or Replacement Securities having a value equal to 49% of any such Claim or Final Judgment. The value of the Capital Shares specified in a Claim by Capital shall be equal to the liquidation preference of the Capital Shares, and the value of any Replacement Securities specified in a Claim by Capital shall be equal to the value of the liquidation preference of the Capital Shares that such Replacement Securities have replaced in the Escrow. The Escrow Holder shall not be liable for and shall have no duties with respect to the calculation of the value of the Capital Shares.

     6. RELEASES FROM ESCROW.

          (a) On the earliest of (i) the sixth (6th) day after the Closing Date if neither Capital nor the Shareholders' Attorney-in-Fact provides written notice to the Escrow Holder of the exercise of its audit rights under Section 3(b)(ii) of the Merger Agreement; (ii) the date that the Escrow Holder receives written notice of the resolution of a "SECTION 3(B) CLAIM" previously made under
Section 5 hereof; or (iii) the date that the Escrow Holder receives a Final Judgment on such Section 3(b) Claim, then the Escrow Holder shall deliver to the Shareholders' Attorney-in-Fact the amount of Escrow Funds and Capital Shares (or Replacement Securities) that was deposited pursuant to Section 3(b) of the Merger Agreement LESS the amount, if any, from the Escrow Deposit delivered to Capital to satisfy any Section 3(b) Claim. Capital and NHG shall jointly notify the Escrow Holder of: (a) the date constituting the Closing Date; and (b) the amount of Escrow Funds and Capital Shares (or Replacement Securities) that was deposited pursuant to Section 3(b) of the Merger Agreement.

          (b) If, on the first (1st) anniversary of the date hereof, there has not been made a Claim pursuant to Section 14(c) of the Merger Agreement, or each Claim that has been made pursuant to Section 14(c) of the Merger Agreement has been satisfied (the aggregate amount thereof the "SATISFIED CLAIMS"), then the Escrow Holder shall release to the Shareholders' Attorney-in-Fact whatever Escrow Funds, Capital Shares or Replacement Securities the Escrow Holder may then hold.

          (c) If, on the first (1st) anniversary of the date hereof, any Escrow Funds, Capital Shares or Replacement Securities still remain in the Escrow, the amount thereof, if any, as exceeds the aggregate amounts of all Claims then pending (the "PENDING CLAIMS") shall be delivered to the Shareholders' Attorney-in-Fact.

          (d) Immediately after resolution of all Pending Claims, the Escrow Holder shall:

               (i) pay in accordance with the terms hereof the Pending Claims that have been decided in Capital's favor; and

               (ii)  deliver  any  excess  Escrow  Funds,   Capital   Shares  or
          Replacement Securities to the Shareholders' Attorney-in-Fact.

          (e) Notwithstanding the foregoing subsections, from time to time the Escrow Holder shall make such distributions from the Escrow as Capital and the Shareholders' Attorney-in-Fact may jointly direct in writing.

          (f) If the Shareholders' Attorney-in-Fact sells any of the Capital Shares or Replacement Securities for cash and the Escrow Holder has received joint instructions from Capital and the Shareholder's Attorney-in-Fact authorizing the Escrow Holder to release to the Shareholder's Attorney-in-Fact certificate(s) for the Capital Shares and/or the Replacement Securities equal to the number of such shares and/or securities that were sold, then the Escrow Holder is authorized and directed to deliver to the Shareholders'
Attorney-in-Fact a certificate(s) for the number of Capital Shares or Replacement Securities so sold, on the condition that, concurrently with such delivery, the Escrow Holder receives either cash or an irrevocable commitment in a form approved by the Escrow Holder from a broker-dealer who is a member of the National Association of Securities Dealers, Inc. to forward directly to the Escrow Holder cash in an amount equal to the proceeds to be received by the Shareholders' Attorney-in-Fact from such sale. If all of the foregoing conditions are satisfied, then Capital and the Shareholders' Attorney-in-Fact shall sign and deliver joint instructions to the Escrow Holder in conformance with the foregoing at the time of any such sale. The cash proceeds so delivered to the Escrow Holder shall become Escrow Funds. The Escrow Holder has no liability for the failure of the broker-dealer to remit the cash proceeds to the Escrow Holder.

     7. DISBURSEMENT PROCEDURES. All disbursements of Escrow Funds hereunder shall be made by wire transfer of immediately available funds to a bank account designated by Capital or the Shareholders' Attorney-in-Fact, as the case may be, in any written notice delivered to the Escrow Holder, unless the Escrow Holder receives different disbursement instructions in writing from Capital or the Shareholders' Attorney-in-Fact specifically revoking or amending any prior disbursement instructions given to the Escrow Holder by such party. Whenever a Claim is to be paid with Capital Shares or Replacement Securities, the Escrow Holder shall deliver to Capital the original certificate(s) representing the Capital Shares or Replacement Securities, together with an original assignment of stock certificate signed by FinWest Group for each such certificate, and an instruction, directing Capital to issue and return to the Escrow Holder an original stock certificate(s) in the name of each of FinWest Group for the number of share equal to (i) the number of shares represented by the certificate present, minus (ii) the number of shares equal to Capital's percent of the Claim (with such shares being retained by Capital). The Escrow Holder is authorized to send certificates and assignments to Capital by overnight delivery service. The

Escrow Holder has no liability for the failure of Capital to remit stock certificates to the Escrow Holder. The Shareholders' Attorney-in-Fact hereby specifically authorizes and directs the Escrow Holder to deliver to Capital the stock powers delivered to the Escrow Holder concurrently herewith by the Shareholders' Attorney-in-Fact with respect to the delivery of any Capital Shares pursuant to the terms of this Agreement. If the Escrow Holder exhausts the supply of such stock powers, the Shareholders' Attorney-in-Fact covenants that it will provide additional stock powers duly signed, with signatures duly guaranteed, promptly upon request by the Escrow Holder. If the amount of a Claim to be paid hereunder exceeds the amount of the Escrow Funds and Escrow Deposit then held by the Escrow Holder, then Escrow Holder shall pay out the entire balance of the Escrow Funds and Escrow Deposit in partial satisfaction of such claim.

     8. LIQUIDATION OF THE ESCROW FUND. Whenever the Escrow Holder shall be required to make the payment from Escrow Funds, the Escrow Holder shall pay such amounts by liquidating such investments of the Escrow Funds as the Escrow Holder deems appropriate.

     9. DUTIES AND OBLIGATIONS OF THE ESCROW HOLDER. The duties and obligations of the Escrow Holder shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance herewith, and the Escrow Holder is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document, including the Merger Agreement. In furtherance and not in limitation of the foregoing:

          (a) the Escrow Holder shall not be liable for any loss of interest sustained as a result of investments made hereunder in accordance with the terms hereof, including any liquidation of any investment of the Escrow Funds prior to its maturity effected in order to make a payment required by the terms of this Agreement;

          (b) the Escrow Holder shall be fully protected in relying in good faith upon any written certificate, notice, direction, request, waiver, consent, receipt or other document that the Escrow Holder reasonably believes to be genuine and duly authorized, executed and delivered;

          (c) the Escrow Holder shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing connection herewith; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Holder shall be liable for its willful misconduct or gross negligence or breach by Escrow Holder of this Agreement as a result of its willful misconduct or gross negligence. In no event shall the Escrow Holder be liable for indirect, special, consequential, or punitive damages;

          (d) the Escrow Holder may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

          (e) if the Escrow Holder shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, then the Escrow Holder shall notify Capital and the Shareholders' Attorney-in-Fact thereof in writing and after giving such notice it shall be entitled to refrain from taking any action hereunder with respect to the matter as to which there is any such uncertainty, and in such event it shall keep safely all funds and investments held in the Escrow until it shall be directed otherwise in a writing signed by Capital and the Shareholders' Attorney-in-Fact or by a final, nonappealable order of a court of competent jurisdiction; PROVIDED, HOWEVER, if the Escrow Holder has not received such written direction or court order within one hundred eighty (180) calendar days after requesting the same, then it shall have the right to interplead the Escrow Fund and the Escrow Deposit in any court of competent jurisdiction and request that such court determine its rights and duties hereunder; and

          (f) the Escrow Holder may execute any of its power or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care; nothing in this Agreement shall be deemed to impose upon the Escrow Holder any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of California; and the Escrow Holder shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any agreement amendatory or supplemental hereto.

     10. COOPERATION AND ADDITIONAL ESCROW INSTRUCTIONS. Capital and the Shareholders' Attorney-in-Fact shall provide to the Escrow Holder all instruments and documents within their respective powers to provide that are necessary for the Escrow Holder to perform its duties and responsibilities hereunder.

     11. FEES AND EXPENSES. The Escrow Holder shall be paid the following fees for its services hereunder: (a) a start-up fee of $1,000, payable upon the Escrow Holder's execution and delivery of this Agreement; (b) an annual fee of $0, payable on each anniversary date of this Agreement; and (c) a fee of $50 for each receipt and disbursement of Escrow Funds and Escrow Deposit. Capital covenants and agrees to pay all such fees, and to reimburse Escrow Holder for all Escrow Holder's reasonable out-of-pocket expenses reasonably incurred in connection with the Escrow, including, without limitation, reasonable attorneys' fees (all such fees and expenses collectively, the "ESCROW FEES"). All of the Escrow Fees of the Escrow Holder for its services hereunder as and when billed by the Escrow Holder shall be paid by Capital promptly upon written notification from the Escrow Holder. The Escrow Holder shall not withdraw Escrow Funds to pay any obligation or debt that may be owed to Escrow Holder by any of the parties hereto except as provided in this Section 11.

     12. RESIGNATION AND REMOVAL OF THE ESCROW HOLDER.

          (a) The Escrow Holder may resign effective thirty (30) calendar days following the giving of prior written notice thereof to Capital and the Shareholders' Attorney-in-Fact. In addition, the Escrow Holder may be removed and replaced on (i) a date designated in a written instrument signed by Capital and the Shareholders' Attorney-in-Fact and delivered to the Escrow Holder, and
(ii) payment to the Escrow Holder of all then-outstanding Escrow Fees. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph 12(c) below. In either event, upon the effective date of such resignation or removal, the Escrow Holder shall deliver the property comprising the Escrow to such successor escrow agent, together with such records maintained by the Escrow Holder in connection with its duties hereunder and other information with respect to the Escrow as such successor may reasonably request.

          (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph 12(c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Holder's removal, as the case may be, because Capital and the Shareholders' Attorney-in-Fact are unable to agree on a successor escrow agent, or for any other reason, the Escrow Holder may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement.

          (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 12 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow, the Escrow Holder shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement, subject to the provisions contained in paragraph (c) of Section 9 of this Agreement, and such successor escrow agent shall for all purposes hereof be the Escrow Holder.

     13. TERMINATION. This Escrow Agreement shall automatically terminate at such date as all Escrow Funds, Capital Shares and Replacement Securities have been disbursed in accordance with the terms hereof either to Capital or the Shareholders' Attorney-in-Fact.

     14. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally or by facsimile transmission or mailed, certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or facsimile numbers:

     IF TO CAPITAL:               Capital Title Group, Inc.
                                  2901 East Camelback Road
                                  Phoenix, Arizona 85016
                                  Attn.: Donald R. Head, Chief Executive Officer
                                  Facsimile No.: (602) 954-0440

     WITH A COPY TO:              Christopher D. Johnson, Esq.
                                  Squire, Sanders & Dempsey L.L.P.
                                  Two Renaissance Square
                                  40 North Central Avenue, Suite 2700
                                  Phoenix, Arizona 85004-4441
                                  Facsimile No.: (602) 253-8129

     IF TO THE SHAREHOLDERS
     OR THE SHAREHOLDERS'
     ATTORNEY-IN-FACT, TO:        Henri J. Van Hirtum
                                  3250 Wilshire Boulevard, 18th Floor
                                  Los Angeles, California 90010
                                  Facsimile No.: (213) 637-5446

     WITH A COPY TO:              Troy & Gould
                                  1801 Century Park East, 16th Floor
                                  Los Angeles, California  90067-2367
                                  Attention: Charles L. Woltmann
                                  Facsimile No.: (310) 789-1479

     IF TO THE ESCROW HOLDER, TO:  Comerica Bank-California
                                   Special Corporate Financial Services
                                   275 Battery Street, Suite 1100
                                   San Francisco, California 94111
                                   Facsimile No.: (415) 954-5066
                                   Attention: Winnie Chow

All such notices, requests and other communications will (i) if delivered personally to an addressee as provided in this Section 14, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 14, be deemed given upon receipt to the addressee thereof, and (iii) if delivered by mail in the manner described above to an addressee as provided in this Section 14, be deemed given upon receipt thereof or three (3) business days after being deposited in the mail (whichever is earlier), in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 14. Any party from time to time may change its address, facsimile number or other information specifying such change in writing to the other parties thereto.

     15. AMENDMENTS; WAIVERS. This Agreement may be amended or modified, and any of the terms hereof may be waived, only by a written instrument duly executed by or on behalf of Capital and the Shareholders' Attorney-in-Fact and, with respect to any amendment that would adversely affect the Escrow Holder, the Escrow Holder. Any such amendment or modification shall be provided to the Escrow Holder promptly after execution thereof. No waiver by any party of any term or condition contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to a contract executed and performed in the State of California without giving effect to the conflicts of laws principles thereof.

     17. BUSINESS DAY. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

     18. MISCELLANEOUS. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective permitted successors and assigns. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     19. ATTORNEYS' FEES. If legal action is instituted on this Agreement, or the subject matter hereof, the prevailing party shall be entitled to recover all costs of suit, including reasonable attorneys' fees.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of the original executed counterpart of this Agreement.

     21. AUTHORITY OF SHAREHOLDERS' ATTORNEY-IN-FACT. Capital and the Escrow Holder shall be entitled to rely on the irrevocable power and authority of the Shareholder's Attorney-in-Fact to represent each of the shareholders of NHG in all matters pertaining to this Agreement, including, without limiting the foregoing, all communications, instructions, payments or distributions hereunder, without further confirmation from any shareholder of NHG.

     22. CERTIFICATE OF AUTHORITY. Concurrently with its execution and delivery of this Agreement, Capital and the Shareholders' Attorney-in-Fact each shall deliver to the Escrow Holder a completed certificate of authority in the form attached hereto as EXHIBIT "A".


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date (as defined in the Merger Agreement).

                                      CAPITAL TITLE GROUP, INC., a Delaware
                                      corporation

                                      By:
                                          --------------------------------------
                                      Its:
                                           -------------------------------------


                                      SHAREHOLDERS' ATTORNEY-IN-FACT:


                                      By:
                                          --------------------------------------
                                          Name: Henri J. Van Hirtum


AGREED AND ACCEPTED THIS ____ DAY OF ________________, 2002
"ESCROW HOLDER"
COMERICA BANK-CALIFORNIA


By:
    --------------------------------------------------
Its:
     -------------------------------------------------
     Lawrence T. Nelson
     Vice President

                                    EXHIBIT A

                                       TO

                           INDEMNITY ESCROW AGREEMENT

                        FORM OF CERTIFICATE OF AUTHORITY

The undersigned hereby certifies that any of the following persons acting alone has the authority to execute and deliver documents on behalf of [Capital Title Group, Inc.] [_____________] pursuant to the Indemnity Escrow Agreement, dated as of _______ __, 2002, between Comerica Bank-California, Capital Title Group, and __________________________.

     NAME                         POSITION                MANUAL SIGNATURE

                         --------------------------    -------------------------

                         --------------------------    -------------------------

                         --------------------------    -------------------------




                                  [Capital Title Group] [______________]



                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Its:
                                        ----------------------------------------

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "AGREEMENT") is entered into as of _______ __ 2002, between CAPITAL TITLE GROUP, INC., an Arizona corporation ("CAPITAL"), and FINWEST GROUP, a California corporation ("FINWEST").

                                    RECITALS

     A. Concurrently with the execution and delivery of this Agreement, Capital and Nations Holding Group, a California corporation ("NHG"), have entered into an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT") pursuant to which Capital has agreed, among other things, to acquire NHG's outstanding capital stock, of which FinWest is a majority holder, in exchange for merger consideration consisting of cash, shares of Capital's Series A Preferred Stock, par value $.001 per share ("CAPITAL PREFERRED STOCK"), and a warrant to purchase up to 300,000 shares of Capital's common stock, par value $.001 per share (the "WARRANT") .

     B. FinWest will receive shares of Capital Preferred Stock upon consummation of the transactions contemplated by the Merger Agreement.

     C. Pursuant to this Agreement and as contemplated by the Merger Agreement, Capital and FinWest intend herein and hereby to document and implement the registration rights provisions that they have agreed upon.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Capital and FinWest hereby agree as follows:

     1. DEFINITIONS. As used in this Agreement:

          (a) "MERGER AGREEMENT" has the meaning set forth above in Recital A.

          (b) "AGREEMENT" means this Registration Rights Agreement.

          (c) "CAPITAL" has the meaning set forth above in the preface.

          (d) "CAPITAL COMMON STOCK" has the meaning set forth in Section 1(p) of this Agreement.

          (e) "CLOSING" has the meaning set forth in Section 2 of the Merger Agreement.

          (f) "COMMISSION" means the Securities and Exchange Commission.

          (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          (h) "FINWEST" has the meaning set forth above in the preface.

          (i) "NHG" has the meaning set forth above in Recital A.

          (j) "PARTY" means Capital or FinWest, and "PARTIES" means Capital and FinWest.

          (k) "PERSON" means any individual, partnership, corporation, trust, limited liability company or other entity.

          (l) "PROSPECTUS" means the prospectus that is included in any Registration Statement in which Shares have been included pursuant to this Agreement, and all amendments and supplements to such prospectus, including any that is included in any post-effective amendment to such Registration Statement, and all material incorporated by reference in such prospectus.

          (m) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a Registration Statement with the Commission in compliance with the Securities Act and the subsequent declaration or ordering of the effectiveness of such Registration Statement.

          (n) "REGISTRATION STATEMENT" means a Form S-3 registration statement or Form S-1 or other appropriate form of registration statement under the Securities Act which is required to be (or may be) filed by Capital with the Commission as contemplated by the provisions of this Agreement, including, without limitation, the Prospectus, amendments (both pre-effective and post-effective) and supplements to such Registration Statement, and all exhibits and material incorporated by reference into such Registration Statement.

          (o) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          (p) "SHARES" means (i) any shares of Capital's common stock, par value $.001 per share ("CAPITAL COMMON Stock"), issued upon exercise of the Warrant,
(ii) subject to the exercise of the Warrant, any shares of Capital Common Stock issued as of the date of exercise of the Warrant as a dividend with respect to the Capital Preferred Stock, and (iii) any shares of Capital Common Stock or any other securities issued or issuable, directly or indirectly, in respect of any shares of Capital Common Stock described in (i) and (ii) above as a result of any stock splits, stock dividends, reclassifications, recapitalizations, or similar events.

          (q) "VIOLATION" has the meaning set forth below in Section 6(a).

          (r) "WARRANT" has the meaning set forth above in Recital A.

     2. REGISTRATION REQUIREMENT. (a) At any time after the exercise of the Warrant following receipt of FinWest's request, Capital shall register all of the Shares with the Commission on a Form S-3 Registration Statement or Form S-1 or other appropriate form of Registration Statement if the use of a Form S-3 Registration Statement is not available to Capital. Capital shall use its best efforts to file the Registration Statement and to cause the Registration Statement to become effective as promptly as practicable after exercise by Fin West of its registration right, but, in any event, not later than six (6) months after such exercise. Capital shall keep the Registration Statement effective until the first to occur of: (i) FinWest's sale and distribution of all of the Shares covered by the Registration Statement in accordance with the terms and conditions of the Registration Statement; and (ii) FinWest's sale or transfer of all of the Shares in any other manner, excluding, however, FinWest's transfer of the Shares to a permitted assignee of registration rights as described below in
Section 7, or (iii) the one (1) year anniversary of the date that the Registration Statement was declared effective by the Commission.

          (b) If Capital grants registration rights to any other holder of preferred stock of Capital at any time FinWest holds shares of Capital Preferred Stock, Capital shall grant such registration rights to FinWest with respect to the Capital Preferred Stock. The rights of FinWest with respect to such registration shall be PARI PASSU with the rights contained in the documents evidencing the rights of the other holders of preferred stock of Capital.

     3. REGISTRATION PROCEDURES. Whenever required under Section 2(a) above to effect the registration of the Shares, Capital shall, in addition to the requirements set forth in Section 2(a) and as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by the Registration Statement; provided, however, that a reasonable time before filing any Registration Statement or Prospectus or amendment or supplement thereto, Capital shall furnish to counsel for FinWest copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel, and Capital shall not file any such document (other than exhibits to the Registration Statement) unless the document is in form and substance reasonably satisfactory to FinWest and its counsel;

          (b) Furnish to FinWest such number of copies of the Registration Statement and the Prospectus, including the preliminary Prospectus and final Prospectus, in conformity with the requirements of the Securities Act, and such other documents as FinWest may reasonably request in order to facilitate the disposition of the Shares;

          (c) Use its best efforts to register and qualify the Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by FinWest; provided that Capital shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (d) In the event that FinWest elects to sell the Shares through an underwritten offering, enter into and perform Capital's obligations under an underwriting agreement, in usual and customary form, with the underwriters of the offering;

          (e) Notify FinWest of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of FinWest prepare a supplement or amendment to the Prospectus so that, as thereafter delivered to purchasers of the Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

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
          (f) Cause all of the Shares to be listed on each securities exchange on which similar securities issued by Capital are then listed or include the Shares in the Nasdaq Small Cap Market or any similar system of automated dissemination of quotations of securities then used by Capital for similar securities;

          (g) Provide a transfer agent and registrar for all of the Shares not later than the effective date of the Registration Statement;

          (h) Make available for inspection by FinWest or any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or agent retained by FinWest or such underwriter, all books and records of Capital reasonably requested by any such Person;

          (i) Furnish, at the request of FinWest, on the date that the Shares are delivered to the underwriters for sale in connection with a registration, if the Shares are being sold through underwriters, or, if the Shares are not being sold through underwriters, on the date that the Registration Statement with respect to the Shares becomes effective, (a) an opinion, dated such date, of counsel representing Capital for the purposes of the registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to FinWest, and (b) a letter dated such date, from the independent certified public accountants of Capital, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to FinWest; and

          (j) Take all other actions as FinWest or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Shares.

     4. INFORMATION FROM FINWEST. It shall be a condition precedent to the obligations of Capital to take any action pursuant to Sections 2(a) and 3 above with respect to the Shares that FinWest shall furnish to Capital such information regarding itself and the intended method of disposition of the Shares as shall be reasonably required to effect the registration of the Shares.

     5. REGISTRATION EXPENSES. All expenses other than underwriting discounts and commissions incurred in connection with Capital's performance of this Agreement with respect to any registration pursuant to Sections 2(a) and 3, including (without limitation) all registration, filing and qualification fees, printing and accounting fees and disbursements, fees and disbursements of counsel for Capital, fees and expenses of compliance with blue sky laws, underwriting expenses (excluding discounts and commissions), Capital's internal expenses (including salaries and expenses of officers and employees), liability insurance, stock exchange and NASD fees, and the reasonable fees and reasonable disbursements of counsel for FinWest, shall be borne by Capital regardless of whether the registration becomes effective.

     6. INDEMNIFICATION.  If a Registration  Statement is filed pursuant to this
Agreement:

          (a) To the extent permitted by law, Capital shall indemnify and hold harmless FinWest, its shareholders, officers and directors, any underwriter (as defined in the Securities Act) for FinWest, its officers and directors and each Person, if any, who controls FinWest or such underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages, expenses and liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Capital of the Securities Act, the Exchange Act, this Agreement, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Capital shall pay, as incurred, to FinWest and each such officer, director, underwriter and controlling Person, all legal and other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided that Capital shall not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based on any untrue statement or omission based upon written information furnished to Capital by FinWest or such underwriter and stated to be specifically for use in the Registration Statement;

          (b) To the extent permitted by law, FinWest shall indemnify and hold harmless Capital, each of its directors, each of its officers who has signed the Registration Statement and each Person, if any, who controls Capital within the meaning of the Securities Act against all losses, claims, damages, expenses and liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by FinWest expressly for use in connection with the Registration Statement; and FinWest shall pay, as incurred, all legal or other expenses reasonably incurred by any Person required to be indemnified pursuant to this Section 6(b) in connection with investigating or defending any such loss, claim, damage, liability, or action. However, in no event shall any indemnity by FinWest under this Section 6(b) exceed the gross proceeds from the offering received by FinWest.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld); and the indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party which is not entitled to, or elects not to, assume the defense of a claim, shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other of the indemnified parties

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with respect to such claim. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve the indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6. Any indemnification required by this Section 6 shall be made by periodic payments during the course of the investigation or defense as and when bills are received or expenses incurred.

          (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, in no event shall the amount of any contribution payment by FinWest under this Section 6(d) exceed the gross proceeds from the offering received by FinWest.

          (e) The  obligations of Capital and FinWest under this Section 6 shall
survive  the  completion  of  any  offering  of  the  Shares   pursuant  to  any
Registration Statement.

     7. ASSIGNMENT OF REGISTRATION RIGHTS. Subsequent to the consummation of the transactions contemplated by the Merger Agreement, the registration rights and other rights that are provided to FinWest under this Agreement may be assigned by FinWest to any Person into which, or with which, FinWest merges or any Person who acquires all or substantially all of FinWest's assets (including, without limitation, the Shares) or at least ninety percent (90%) of FinWest's outstanding capital stock. Such registration rights and other rights may also be assigned by FinWest to its shareholders upon its dissolution. FinWest or such assignee shall within thirty (30) days after the transfer, furnish Capital with written notice of the name and address of such assignee. In the event of any such permitted assignment of registration rights, references in this Agreement to FinWest shall refer, in addition, to such permitted assignee.

     8. MISCELLANEOUS.

          (a) SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 7 above, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as provided in Section 7, neither Party may assign this Agreement or any of its rights and obligations hereunder without the prior written consent of the other Party.

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          (b)  ENTIRE  AGREEMENT.   This  Agreement  and  the  Merger  Agreement
constitute the entire agreement between Capital and FinWest pertaining to the subject matter hereof and supersede any prior understandings, agreements or representations of the Parties, written or oral, to the extent they are related in any way to the subject matter hereof.

          (c) COUNTERPARTS AND HEADINGS. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of the original executed counterpart of this Agreement. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) NOTICES. Any notice, demand, document or other item to be delivered to a Party hereunder shall be deemed delivered and received (i) when given in writing and personally delivered to the Person designated below for the applicable Party, (ii) one (1) day after delivery to Federal Express or another nationally known "next-day" delivery service with delivery charges prepaid for delivery the following business day to the Person designated below for the applicable party, or (iii) upon delivery by the United States Postal Service, first-class registered or certified mail, postage prepaid, return receipt requested, and in any such case shall be delivered to the address or addresses indicated for such Party below, and/or to such other Person or address as such Party may from time to time by written notice designate to the other:

     IF TO FINWEST:            FinWest Group
                               3230 Fallowfield Drive
                               Diamond Bar, CA 91765
                               Attention:  Clem Ziroli, President
                               Tel:  (909) 595-1996
                               Fax:  (909) 595-7430

     WITH COPY TO:             Troy & Gould
                               1801 Century Park East, 16th Floor
                               Los Angeles, CA 90067
                               Attention:  Charles L. Woltman, Esq.
                               Tel:  (310)  789-1279
                               Fax:  (310) 789-1479

     IF TO CAPITAL:            Capital Title Group, Inc.
                               2901 East Camelback Road
                               Phoenix, AZ  85016
                               Attention:  Donald R. Head,
                                           Chief Executive Officer
                               Tel:  (602) 954-0600
                               Fax:  (602) 954-0440

     WITH A COPY TO:           Miller Capital Corporation
                               4909 East McDowell Corporation
                               Phoenix, Arizona 85008
                               Attention:  Rudy R. Miller,
                                           Chief Executive Officer
                               Tel:  (602) 225-0505
                               Fax:  (602) 225-9024

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                               and

                               Squire, Sanders & Dempsey, L.L.P.
                               Two Renaissance Square
                               40 North Central Avenue, Suite 2700
                               Phoenix, Arizona 85004-4441
                               Attention:    Christopher D. Johnson, Esq.
                               Tel.:  (602) 528-4046
                               Fax:  (602) 253-8129

Either Party may send any notice, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either Party may change the address to which notices, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (e) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California, except where local law is otherwise applicable. FinWest and Capital consent to personal jurisdiction and venue in the County of Los Angeles in the State of California.

          (f) AMENDMENTS. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties.

          (g) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (h) EXPENSES. Except as otherwise provided in Section 5 above or elsewhere in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with the preparation, negotiation and closing of this Agreement and the transactions contemplated hereby.

          (i) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement and have had competent counsel of their own choosing. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of

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this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intention of the Parties and without regard to or aid of California Civil Code Section 1654 or California Code of Civil Procedure Section 1864.

          (j) ATTORNEYS' FEES. Should either Party institute any action or proceeding to enforce any provision of this Agreement, or for damages by reason of an alleged breach of any provision of this Agreement, or for a declaration of rights hereunder, the prevailing Party in any such action shall be entitled to receive from the other Party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing Party in connection with such action or proceeding.

          (k) FURTHER ASSURANCES. Each Party shall from time to time execute, acknowledge and deliver such further instruments and perform such additional acts as the other Party may reasonably request to effectuate the intent of this Agreement.

          (l) OTHER DEFINITIONS. As used in this Agreement, the terms "HEREIN," "HEREOF" and "HEREUNDER" refer to this Agreement in its entirety and are not limited to any specific sections. Wherever appropriate in this Agreement, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain gender shall be deemed to comprehend either or both of the other genders. The word "including" shall mean "including without limitation."

          (m) NONWAIVER. Unless otherwise expressly provided herein, no waiver by a Party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the waiving Party. No delay or omission in the exercise of any right or remedy accruing to a Party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. Except as otherwise expressly provided herein to the contrary, (i) all rights, powers, options or remedies afforded to either Party hereunder or by law shall be cumulative and not alternative, and (ii) the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law.

                            [SIGNATURE PAGE FOLLOWS]

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
     IN WITNESS WHEREOF, Capital and FinWest have executed and delivered this Agreement as of the day and year first above written.

                                        CAPITAL TITLE GROUP, INC.

                                        By:
                                            ------------------------------------
                                            Donald R. Head
                                            Chief Executive Officer



                                        FINWEST GROUP

                                        By:
                                            ------------------------------------
                                            Clem Ziroli
                                            President

                                    EXHIBIT E

                                  AMENDMENTS TO
                      ARTICLES OF INCORPORATION AND BYLAWS
                                OF THE MERGER SUB

AMENDMENTS TO ARTICLES OF INCORPORATION

As of the Effective Time, the following amendments will be effected to the Articles of Incorporation of the Merger Sub:

     Article I of the Articles of Incorporation of this Corporation is amended and restated to read as follows:

          "The name of the corporation is NATIONS HOLDING GROUP."

     Article III of the Articles of Incorporation of this Corporation is amended and restated to read as follows:

          "The name of this corporation's initial agent for service of process in the State of California is:

                                 Donald G. Lewin
                                 439 College Avenue
                                 Santa Rosa, CA 95401"

     Article IV of the Articles of Incorporation of this Corporation is amended and restated to read as follows:

          "This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000, par value $1.00 per share."

AMENDMENTS TO BYLAWS

None.

                                   EXHIBIT F

THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


                            CAPITAL TITLE GROUP, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:                        Number of Shares:300,000
Date of Issuance:  ____________   ___, 2002

     Capital Title Group, Inc., a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FinWest Group, a California corporation, the registered holder hereof, or its permitted assigns (a "holder"), is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein), up to Three Hundred Thousand (300,000) fully paid and nonassessable shares of Common Stock (as defined herein), up to of the Company at the Warrant Exercise Price (as defined herein). The number and type of shares purchasable upon the exercise of this Warrant are subject to adjustment as provided herein.

     1. DEFINITIONS.


     (a) The following words and terms as used in this Warrant shall have the following meanings:

          (i) "Business Day" means any day other than Saturday, Sunday or a Holiday (as defined herein).

          (ii) "Closing Date" means _______ __, 2002.

          (iii) "Common Stock" means (A) the Company's common stock, par value $0.001 per share, and (B) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

          (iv) "Expiration Date" means the date five (5) years from the Closing Date, or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the State of California or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday; provided, however, that the Warrant shall expire upon the completion of any transaction in which the Common Stock is converted into the right to receive cash or securities of another party; and provided further that the Company shall give the holder not less than thirty (30) days prior written notice of any impending completion of any such transaction.

          (v) "Issuance Date" means, with respect to each Warrant, the date of issuance of the applicable Warrant.

          (vi) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (vii) "Principal Market" means the primary automated quotation system or national securities exchange, if any, upon which shares of Common Stock are listed from time to time.

          (viii) "Securities Act" means the Securities Act of 1933, as amended.

          (ix) "Warrant" means this Warrant and all warrants issued in exchange, transfer or replacement thereof.

          (x) "Warrant Exercise Price" shall be $______________, which equals the average of the last reported sale or bid (as the case may be) prices of the Common Stock on the Principal Market for the twenty-one (21) consecutive trading days ending on the trading day prior to the Closing Date.

          (xi) "Warrant Shares" means the shares of Common Stock or other securities issuable upon exercise of this Warrant.

     (b) Except as otherwise specified herein, all references herein (i) to the Company shall be deemed to include the Company's successors and (ii) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time. When used in this Warrant, the words "herein," "hereof," and "hereunder," and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section" and "Exhibit" shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified. Whenever the context so requires, the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     2. EXERCISE OF WARRANT.

     (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 11:59 P.M. Eastern Time on the
Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased; (ii) payment to the Company of an amount equal to the Warrant Exercise Price for the specified number of Warrant Shares (the "Aggregate Exercise Price") in cash, certified or bank funds or wire transfer of immediately available funds; and (iii) the surrender of this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as EXHIBIT B with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company. In the event of any exercise of the rights represented by this Warrant in compliance with this
Section 2(a), the Company shall on the second Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or a Lost Warrant Affidavit in substantially the form annexed hereto as EXHIBIT B with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), credit such aggregate number of Warrant Shares to which the holder (or its designee) shall be entitled to the holder's (or its designee's) balance account with The Depository Trust Company; provided, however, that if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, then the Company shall, on or before the fifth Business Day following receipt of the Exercise Delivery Documents issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder (or its designee), for the number of Warrant Shares to which the holder (or its designee) shall be entitled. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to above, the holder of this Warrant (or its designee) shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder (or its designee) the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one Business Day of receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm of nationally recognized standing, mutually acceptable to both the Company and the holder or (ii) the disputed arithmetic calculation of the Warrant Shares to an independent, outside accountant, mutually acceptable to both the Company and the holder. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results promptly. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

     (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than three (3) Business Days after delivery of the Exercise Delivery Documents and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

     (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up to the nearest whole number.

     3. (a) Subject to adjustment pursuant to this Section 3, the number of shares of Common Stock issuable upon exercise in whole of this Warrant shall be Three Hundred Thousand (300,000) shares.

     (b) In case at any time or from time to time the holders of the Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor,

          (i) other or additional stock or other securities or property (other than cash) by way of dividend,

          (ii) any cash or other property paid or payable out of any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

          (iii)  other  or  additional  stock or other  securities  or  property
     (including  cash)  by  way  of  stock-split,  spin-off,   reclassification,
     combination of shares or similar corporate rearrangement,

(other than (x) shares of Common Stock or any other stock or securities into which such Common Stock shall have been exchanged, or (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities), then and in each such case a holder, upon the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (ii) and (iii) above) which such holder would hold on the date of such exercise if on the Issuance Date such holder had been the holder of record of the number of shares of Common Stock purchasable upon exercise of this Warrant, and had thereafter, during the period from the Issuance Date to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property (including cash in the cases referred to in clause (ii) and (iii) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3(b) and 3(c).

     (c) Subject to Section 2(a) of this Warrant, in case of any merger or reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Warrant) or reclassification of its securities after the Issuance Date, then and in each such case the holder of this Warrant, upon the exercise hereof as provided in
Section 2 at any time after the consummation of such merger or reorganization or reclassification shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 3(b), (c) and (d). In each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

     (d) If the Company at any time or from time to time effects a stock split or subdivision of the outstanding Common Stock, the Warrant Exercise Price then in effect immediately before that stock split or subdivision shall be proportionately decreased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately increased. If the Company at any time or from time to time effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased and the number of shares of Common Stock theretofore receivable upon the exercise of this Warrant shall be proportionately decreased. Each adjustment under this Section 3(d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

     4. COVENANTS. The Company hereby covenants and agrees as follows:

     (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

     (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least one hundred percent (100%) of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

     (d) The Company shall secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon the Principal Market within the time required by the rules and regulations of the Principal Market, and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on the Principal Market within the time required by the rules and regulations of the Principal Market, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on the Principal Market.

     (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

     (f) If the Company proposes at any time (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of Common Stock; (iv) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (v) to offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give holder
(A) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; (B) in the case of the matters referred to in (iii) and (iv) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (C) in the case of the matter referred to in (v) above, the same notice as is given to the holders of such registration rights.

     5. TAXES. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holders of this Warrant to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.


     6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder of this Warrant, solely by virtue of such holding, shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether a reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

     7. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

     8. OWNERSHIP AND ASSIGNMENT.

     (a) Subsequent to the Issuance Date, this Warrant may be assigned by FinWest Group ("FinWest") to any Person into which, or with which, FinWest merges or any Person who acquires all or substantially all of FinWest's assets (including, without limitation, this Warrant) or at least ninety percent (90%) of FinWest's outstanding capital stock. FinWest or such assignee shall within thirty (30) days after the transfer, furnish the Company with an executed Warrant Power in substantially the form annexed hereto as EXHIBIT C and written notice of the name and address of such assignee. In the event of any such permitted assignment of the Warrant Shares, references in this Warrant to FinWest shall refer, in addition, to such permitted assignee.

     (b) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of any assignee. The Company may treat the Person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, but in all events recognizing any assignments made in accordance with the terms of this Warrant.

     9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an executed Lost Warrant Affidavit in substantially the form annexed hereto as EXHIBIT B (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

     10. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

     If to the Company:            Capital Title Group, Inc.
                                   2901 East Camelback Road
                                   Phoenix, Arizona 85016
                                   Attention: Donald R. Head,
                                              Chief Executive Officer
                                   Tel: (602) 954-0600
                                   Fax: (602) 954-0440

     With a copy to:               Squire, Sanders & Dempsey L.L.P.
                                   Two Renaissance Square
                                   40 North Central Avenue, Suite 2700
                                   Phoenix, Arizona 85004-4441
                                   Attention:  Christopher D. Johnson, Esq.
                                   Tel.:  (602) 528-4046
                                   Fax:  (602)253-8129


     If to the original holder of this Warrant:

                                   FinWest Group
                                   3230 Fallowfield Drive
                                   Diamond Bar, California 91765
                                   Attention:  Clem Ziroli, President
                                   Tel.: (909) 595- 1996
                                   Fax: (909) 595-7430

     With a copy to:               Troy & Gould
                                   1801 Century Park East, 16th Floor
                                   Los Angeles, CA  90067-2367
                                   Attention:  Charles L. Woltmann, Esq.
                                   Tel: (310) 789-1279
                                   Fax: (310) 789-1479

If to an assignee, to the address and facsimile number set forth on the notice required by Section 8(a) above, or at such other address and facsimile as shall be delivered to the Company by the holder at any time. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b) or (c) above, respectively.

     11. DATE. The date of this Warrant is __________ __, 2002. This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M. Eastern Time on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

     12. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of the Warrants issued pursuant to the Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of Warrants.

     13. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, except where local law is otherwise applicable.

     14. LEGENDS. This Warrant, any Warrants issued in substitution for or replacement of this Warrant, and the Warrant Shares (and the securities issuable, directly or indirectly, upon conversion of the Warrant Shares, if any) shall be imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER

          THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

                                        CAPITAL TITLE GROUP, INC.,
                                        a Delaware corporation



                                        By:
                                            ------------------------------------
                                        Name: Donald R. Head
                                        Title: Chief Executive Officer

                              EXHIBIT A TO WARRANT

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                            CAPITALTITLE GROUP, INC.

     The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Capital Title Group, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Warrant Exercise Price. The holder intends that payment of the Warrant Exercise Price shall be made in cash, certified or bank funds or wire transfer of immediately available funds, with respect to _________________ Warrant Shares; and/or

     2. Payment of Warrant Exercise Price. The holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: ____________  _____, ______


__________________________________
   Name of Registered holder

By:_______________________________
   Name:
   Title:

                              EXHIBIT B TO WARRANT

                            FORM OF AFFIDAVIT OF LOSS

STATE OF                   )
                           ) ss:
COUNTY OF                  )

     The undersigned (hereinafter "Deponent"), being duly sworn, deposes and says that:

          1. Deponent is the recipient of a Warrant (the "Warrant") from Capital Title Group, Inc. (the "Company"), dated ___________________________________ for the purchase of ___________________________________  shares of Common Stock, par value $0.001 per share, of the Company, at an exercise price of $_______ per share.

          2. The Warrant has been lost, stolen, destroyed or misplaced, under the following circumstances:








          3. The Warrant was not endorsed.

          4. Deponent has made a diligent search for the Warrant, and has been unable to find or recover same, and Deponent was the unconditional owner of the Warrant at the time of loss, and is entitled to the full and exclusive possession thereof; that neither the Warrant nor the rights of Deponent therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever, and that no person, firm or corporation other than the Deponent has any right, title, claim, equity or interest in, to, or respecting the Warrant.

          5. Deponent makes this Affidavit for the purpose of requesting and inducing the Company and its agents to issue a new warrant in substitution for the Warrant.

          6. If the Warrant should ever come into the hands, custody or power of the Deponent or the Deponent's representatives, agents or assigns, the Deponent will immediately and without consideration surrender the Warrant to the Company, its representatives, agents or assigns, its transfer agents or subscription agents for cancellation.

          7. The Deponent hereby indemnifies and holds harmless the Company from any claim or demand for payment or reimbursement of any party arising in connection with the subject matter of this Affidavit.


Signed, sealed and dated:  _________________________


                                         _______________________________________
                                         Deponent


Sworn to and subscribed before me this
____ day of _____________, _________





_____________________________________
Notary Public

                              EXHIBIT C TO WARRANT

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, a warrant to purchase ____________ shares of the capital stock of Capital Title Group, Inc., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________________, ____



                                        ________________________________________

                                        By: ____________________________________

                                        Its: ___________________________________

                                    EXHIBIT G

                            CONFIDENTIALITY AGREEMENT

     This Agreement is made as of February 11, 2002 by and between Nations Holding Group, a California corporation ("NHG"), and Capital Title Group, Inc., an Arizona corporation ("CAPITAL").

                                    RECITALS

A. NHG and Capital (singly sometimes a "PARTY," and collectively sometimes the "PARTIES") wish to explore the possibility of a sale of NHG's outstanding shares of common stock (collectively, the "SHARES") to Capital (the "ACQUISITION"), and in that connection, each Party wishes to perform certain due diligence relative to the other Party's respective assets, liabilities, business, operations, financial condition, books and records, prior to entering into the legally binding obligation to affect an Acquisition.

B. The parties also wish to keep their Acquisition interest, negotiations and due diligence confidential and, accordingly, have set forth herein their confidentiality rights and obligations.

                                    AGREEMENT

1.   CERTAIN DEFINITIONS.

     (a)  As  used  herein,  "REPRESENTATIVES"  means  a  Party's  shareholders,
members,   partners,   directors,   officers,   employees,   counsel,   experts,
consultants, accountants and other agents.

     (b) As used herein, "CONFIDENTIAL INFORMATION" means all data, reports, financial statements, forecasts, records, statements (written or oral) and documents of any kind or in any form (including, without limitation, computerized or electronic form) to the extent that they contain information directly or indirectly concerning either Party that (i) is not available to the general public and (ii) one Party provides to the other Party or its Representatives. However, "CONFIDENTIAL INFORMATION" shall not include information that (i) becomes generally available to the public other than as a result of a disclosure by the receiving Party or its Representatives; (ii) was or becomes available to the receiving Party on a non-confidential basis prior to its disclosure by the providing Party or any of its Representatives, provided that the source of such information is not known by the receiving Party or its Representatives after due inquiry to be bound by a confidentiality agreement with the providing Party or to be otherwise prohibited from transmitting the information to the receiving Party by a contractual, legal or fiduciary obligation; or (iii) is independently developed by the receiving Party as proven by its written records, and without violation of the obligations of this Agreement.

2.   PROHIBITED DISCLOSURES.

     (a) Except as expressly permitted by the terms hereof, each Party and its Representatives will not at any time, directly or indirectly, (i) disclose or discuss in any manner any Confidential Information to or with any person or entity or the fact that an Acquisition is being considered, or (ii) use any Confidential Information in any manner that is not directly related to the

Acquisition, (iii) use any Confidential Information to compete with the other Party, or in a way that is injurious to the other Party (except in connection with claims brought by one Party against the other based on breaches by the other Party of its future Acquisition obligations, if any). The obligations contained in clauses (i)-(iii) above shall survive for a period of five (5) years from the date of this Agreement. Notwithstanding the foregoing, Confidential Information may be disclosed to the Party's Representatives who need to know the Confidential Information for purposes of rendering services to such Party in connection with the Acquisition, it being understood that they will be advised by such Party of the confidential nature of such information and that by receiving such information they are agreeing to be bound by this Agreement. Each Party shall be liable to the other Party for any use or disclosure of Confidential Information by any of its Representatives in a manner that does not comply with the terms and conditions of this Agreement.

     (b) Notwithstanding anything to the contrary contained herein, neither Party nor any of its Representatives shall communicate with, or otherwise contact, any suppliers, customers, shareholders, employees or Representatives of the other Party concerning the Acquisition (other than those listed on Exhibit A attached hereto) unless and until specifically authorized to do so in writing by the other Party.

     (c) In the event that negotiations regarding an Acquisition terminate for any reason, each Party will, and will cause its Representatives to (i) return promptly to the other Party the written Confidential Information and all copies thereof (or portions thereof) in the possession of such Party or its Representatives, and (ii) keep all Confidential Information in the possession of such Party or its Representatives confidential and subject to the terms of this Agreement

3. LEGALLY REQUIRED DISCLOSURE. If a Party is legally required (by interrogatories, requests for information or documents, subpoena, court order, civil investigative demand or other legal process) to disclosure any Confidential Information in a manner that is not otherwise permitted hereunder, such Party will provide the other Party with prompt notice of any such requirements so that the other Party may seek an appropriate protective order. The Parties will cooperate with one another to obtain such protective order. All references to a Party in this Section shall be deemed to include such Party's Representatives.

4. INDEMNIFICATION. Each Party hereby indemnifies, holds harmless and agrees to defend (with counsel reasonably acceptable to the other Party) the other Party against any and all damages, losses, liabilities, claims, costs and expenses (including, without limitation, reasonable attorney's fees) that are incurred by the other Party as a result of the breach of this Agreement by such Party or its Representatives.

5. EQUITABLE RELIEF. Each Party agrees that monetary damages alone would not be a sufficient remedy for any breach of this Agreement by the other Party or any of its Representatives and that the aggrieved Party shall also be entitled to specific performance and injunctive or other equitable relief. Such equitable relief shall be in addition to any and all other relief and remedies to which the aggrieved Party is entitled under applicable law.

6.   SCOPE OF AGREEMENT.  Nothing in this Agreement  constitutes an offer to buy or to sell any interest in NHG or the Shares, or obligates either Party to consummate an Acquisition for any specified period of time. Except as otherwise specifically provided for in a future definitive agreement between the Parties (if any), each Party understands and agrees that the other Party has not made, is not making, and will not make any representation or warranty as to the accuracy or completeness of the Confidential Information. Except as provided elsewhere in this Agreement or another future written agreement signed by the Parties after the date hereof, the obligations of each Party and its Representatives that are described in this Agreement shall survive the termination or consummation of any Acquisition.

7. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California without giving effect to its conflicts of laws, principles or rules.

8. ENTIRE AGREEMENT MODIFICATIONS. This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof and supersedes all prior negotiations, agreements and understandings of the Parties with respect to the subject matter hereof. This Agreement may not be modified, amended, supplemented or otherwise changed except by a writing executed by all of the Parties.

9. EXECUTION OF COUNTERPARTS. This Agreement, and any amendment hereto, may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

                                        NATIONS HOLDING GROUP

                                        By: /s/ Henri Van Hirtum
                                            ------------------------------------
                                            HENRI VAN HIRTUM
                                            Chief Executive Officer


                                        CAPITAL TITLE GROUP

                                        By: /s/ Donald R. Head
                                            ------------------------------------
                                            DONALD R. HEAD
                                            Chief Executive Officer

                                    EXHIBIT H

               LEGAL OPINIONS OF COUNSEL TO NATIONS HOLDING GROUP

     1. Each of NHG and each NHG Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     2. NHG has the corporate power and corporate authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Transaction Documents and perform its obligations thereunder.

     3. Each of the NHG Subsidiaries has the corporate power and corporate authority to own its properties and assets, and to carry on its business as presently conducted.

     4. Each of FinWest Group ("FinWest") and the Shareholders' Attorney-in-Fact has (as the case may be) the corporate or individual power and corporate or individual authority to enter into the Transaction Documents to which it or he is a party and to perform its or his respective obligations thereunder.

     5. Each Transaction Document to which NHG, FinWest and the Shareholders' Attorney-in-Fact is a party has been duly authorized by all necessary corporate action on the part of NHG, FinWest and the Shareholders' Attorney-in-Fact, as applicable, and has been duly executed and delivered by NHG, FinWest and the Shareholders' Attorney-in-Fact, as applicable.

     6. Each Transaction Document to which NHG, FinWest and the Shareholders' Attorney-in-Fact is a party is a legal, valid and binding obligation of NHG, enforceable against NHG, FinWest and the Shareholders' Attorney-in-Fact, as applicable, in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     7. The authorized capital stock of NHG consists of __________ shares of Common Stock, of which __________ shares are issued and outstanding. To our knowledge, NHG has no other securities, or rights to acquire other securities, outstanding. All presently outstanding shares of capital stock of NHG have been duly authorized and validly issued, and are fully paid and nonassessable.

     8. The outstanding capital stock of each of the NHG Subsidiaries has been duly and validly authorized and issued, and all of such capital stock is owned by NHG, and to our knowledge is owned by NHG free and clear of any liens or encumbrances of any nature whatsoever, other than those imposed by applicable securities or insurance laws. To our knowledge, no NHG Subsidiary has outstanding any option, warrant or other right to acquire any share of its capital stock or any security convertible into a right to acquire any of its capital stock.

     9. The outstanding shares of NHG Common Stock are owned of record by the NHG Shareholders as set forth in the NHG Disclosure Schedule, and transfer by the NHG Shareholders of their shares of NHG Common Stock to Capital is not subject to any preemptive or similar right contained in NHG's Articles of Incorporation or Bylaws, or to our knowledge, in any other agreement or document.

     10. The execution and delivery of each Transaction Document to which NHG, FinWest or the Shareholders' Attorney-in-Fact is a party, and the performance by each of NHG, FinWest and the Shareholders' Attorney-in-Fact, as applicable, of its terms will not breach or result in a violation of (a) their respective charter documents, or (b) any judgment, order or decree of any court or arbitrator known to us.

     11. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of NHG, FinWest or the Shareholders' Attorney-in-Fact in connection with the valid execution, delivery and performance by NHG, FinWest or the Shareholders' Attorney-in-Fact of the Transaction Documents to which NHG, FinWest or the Shareholders' Attorney-in-Fact is a party, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

                                   ----------

     As used in the foregoing opinions:

     "Transaction Documents" means, collectively, the Agreement and Plan of Merger, the Indemnity Escrow Agreement, the Deposit Escrow Agreement, the Registration Rights Agreement and the Articles of Merger.

     All other capitalized terms used herein shall have the meanings given to such terms in the Agreement and Plan of Merger.

                                    EXHIBIT I

                LEGAL OPINIONS OF COUNSEL TO CAPITAL TITLE GROUP

     1. Each of Capital and the Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and California, respectively.

     2. Each of Capital and the Merger Sub has the corporate power and corporate authority to own its properties and assets, to carry on its business as presently conducted, and to enter into the Transaction Documents to which it is a party and perform its respective obligations thereunder.

     3. Each Transaction Document to which either Capital or the Merger Sub is a party has been duly authorized by all necessary corporate action on the part of Capital or the Merger Sub, as applicable, and has been duly executed and delivered by Capital or the Merger Sub, as applicable.

     4. Each Transaction Document is a legal, valid and binding obligation of either Capital or the Merger Sub, enforceable against Capital or the Merger Sub, as applicable, in accordance with its terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

     5. The authorized capital stock of Capital consists of_________ shares of Common Stock, of which _________ shares are issued and outstanding, and _____ shares of Preferred Stock, of which no shares are issued and outstanding. Except as set forth in the Capital SEC Reports or as reserved for issuance, to our knowledge, Capital has no other securities, or rights to acquire other securities, outstanding. All presently outstanding shares of Common Stock of Capital have been duly authorized and validly issued, and are fully paid and nonassessable. The Capital Preferred Stock and the Capital Common Stock to be issued upon exercise of the Warrant have been duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable. The certificate(s) representing the Capital Preferred Stock to be issued pursuant to the Agreement and Plan of Merger is (are) in proper form and comply with the requirements of Delaware law.

     6. The outstanding capital stock of the Merger Sub has been duly and validly authorized and issued, and all of such capital stock is owned by Capital, and to our knowledge is owned by Capital free and clear of any liens or encumbrances of any nature whatsoever other than those imposed by applicable securities or insurance laws. To our knowledge, the Merger Sub does not have outstanding any option, warrant or other right to acquire any share of its capital stock or any security convertible into a right to acquire any of its capital stock.

     7. The execution and delivery of each Transaction Document and the performance by either Capital or the Merger Sub, as applicable, of its terms will not breach or result in a violation of (a) the charter documents of either Capital or the Merger Sub, or (b) any judgment, order or decree of any court or arbitrator known to us.

     8. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required of Capital or the Merger Sub in connection with the valid execution, delivery and performance by Capital or the Merger Sub of the Transaction Documents to which Capital or the Merger Sub is a party, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

                                   ----------

     As used in the foregoing opinions:

     "TRANSACTION DOCUMENTS" means, collectively, the Agreement and Plan of Merger, the Indemnity Escrow Agreement, the Deposit Escrow Agreement, the Registration Rights Agreement, the Warrant to Purchase Common Stock and the Articles of Merger.

     All other capitalized terms used herein shall have the meanings given to such terms in the Agreement and Plan of Merger.